                                                                     EXHIBIT (d)

                                                                  EXECUTION COPY


         --------------------------------------------------------------
                            INTERIM CREDIT AGREEMENT

                                      among

                             AIMCO PROPERTIES, L.P.,

                         AIMCO/BETHESDA HOLDINGS, INC.,

                                       and

                             NHP MANAGEMENT COMPANY,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                          LEHMAN COMMERCIAL PAPER INC.
                              as Syndication Agent

                              FLEET NATIONAL BANK,
                             as Documentation Agent

                                       and

                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO

                         Dated as of September 20, 2000

                                       and

             BANC OF AMERICA SECURITIES LLC AND LEHMAN BROTHERS INC.

                                       as
                  Joint Lead Arrangers and Joint Book Managers

         --------------------------------------------------------------

     SECTION 1.   DEFINITIONS AND ACCOUNTING TERMS......................................................8

       1.01       Defined Terms.........................................................................8

       1.02       Use of Certain Terms.................................................................40

       1.03       Accounting Terms.....................................................................40

       1.04       Rounding.............................................................................40

       1.05       Exhibits and Schedules...............................................................40

       1.06       References to Agreements, Exhibits and Laws..........................................41


     SECTION 2.   THE COMMITMENTS AND EXTENSIONS OF CREDIT.............................................41

       2.01       Committed Loans......................................................................41

       2.02       Borrowings, Conversions and Continuations of Committed Loans.........................42

       2.03       Prepayments; Mandatory Amortization; Additional Amortization.........................43

       2.04       Reduction or Termination of Commitments..............................................44

       2.05       Principal and Interest; Default Rate.................................................44

       2.06       Fees.................................................................................45

       2.07       Computation of Interest and Fees.....................................................45

       2.08       Making Payments......................................................................45

       2.09       Funding Sources......................................................................46

       2.10       Collateral...........................................................................47


     SECTION 3.   TAXES, YIELD PROTECTION AND ILLEGALITY...............................................47

       3.01       Taxes................................................................................47

       3.02       Illegality...........................................................................49

       3.03       Inability to Determine Rates.........................................................49

       3.04       Increased Cost and Reduced Return; Capital Adequacy..................................50

       3.05       Breakfunding Costs...................................................................50

       3.06       Matters Applicable to all Requests for Compensation..................................51

       3.07       Survival.............................................................................51


     SECTION 4.   CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.........................................51

       4.01       Conditions of Initial Extension of Credit............................................51

       4.02       Conditions to all Extensions of Credit...............................................54


     SECTION 5.   REPRESENTATIONS AND WARRANTIES.......................................................55

       5.01       Existence and Qualification; Power...................................................55

       5.02       Power; Authorization; Enforceable Obligations........................................55

       5.03       No Legal Bar.........................................................................56

       5.04       Financial Statements; No Material Adverse Effect.....................................56

       5.05       Litigation...........................................................................57

       5.06       No Default...........................................................................57

       5.07       Ownership of Property; Liens.........................................................57

       5.08       Taxes................................................................................57

       5.09       Margin Regulations; Investment Company Act; Public Utility Holding Company
                  Act; REIT and Tax Status; Stock Exchange Listing.....................................58

       5.10       ERISA Compliance.....................................................................58

       5.11       Intangible Assets....................................................................60

       5.12       Compliance With Laws.................................................................60

       5.13       Environmental Compliance.............................................................60

       5.14       Insurance............................................................................61

       5.15       Omitted..............................................................................61

       5.16       Subsidiaries; Interests in Other Entities; Changes in Organizational Structure.......61

       5.17       Matters Relating to Pledged Collateral...............................................61

       5.18       Disclosure...........................................................................63


     SECTION 6.   AFFIRMATIVE COVENANTS................................................................63

       6.01       Financial Statements.................................................................63

       6.02       Certificates, Notices and Other Information..........................................64

       6.03       Payment Obligations..................................................................67

       6.04       Preservation of Existence............................................................67

       6.05       Maintenance of Properties............................................................67

       6.06       Maintenance of Insurance.............................................................67

       6.07       Compliance With Laws.................................................................68

       6.08       Inspection Rights....................................................................68

       6.09       Keeping of Records and Books of Account..............................................68

       6.10       Compliance with ERISA................................................................68

       6.11       Compliance With Agreements...........................................................69

       6.12       Use of Proceeds......................................................................69

       6.13       Communication with Accountants.......................................................69

       6.14       Maintenance of REIT Status; Stock Exchange Listing...................................69

       6.15       Solvency.............................................................................69

       6.16       Further Assurances...................................................................69

       6.17       Unconsolidated Partnership Distributions.............................................70


     SECTION 7.   NEGATIVE COVENANTS...................................................................70

       7.01       Indebtedness.........................................................................70

       7.02       Liens and Negative Pledges...........................................................72

       7.03       Fundamental Changes..................................................................73

       7.04       Dispositions.........................................................................75

       7.05       Investments..........................................................................76

       7.06       Lease Obligations....................................................................76

       7.07       Restricted Payments..................................................................77

       7.08       ERISA................................................................................77

       7.09       Change in Nature of Business.........................................................78

       7.10       Transactions with Affiliates.........................................................78

       7.11       Use of Proceeds......................................................................78

       7.12       Transfers of Non-Owned Interests in the Management Entities..........................78

       7.13       Limitations on Upstreaming...........................................................79

       7.14       Financial Covenants..................................................................79

       7.15       Change in Auditors...................................................................80

       7.16       Special Covenants Relating to the REIT...............................................80

       7.17       Taxation of Borrower.................................................................81


     SECTION 8.   EVENTS OF DEFAULT AND REMEDIES.......................................................81

       8.01       Events of Default....................................................................81

       8.02       Remedies Upon Event of Default.......................................................85


     SECTION 9.   ADMINISTRATIVE AGENT.................................................................87

       9.01       Appointment and Authorization of Administrative Agent................................87

       9.02       Delegation of Duties.................................................................87

       9.03       Liability of Administrative Agent....................................................87

       9.04       Reliance by Administrative Agent.....................................................88

       9.05       Notice of Default....................................................................88

       9.06       Credit Decision; Disclosure of Information by Administrative Agent...................88

       9.07       Indemnification of Administrative Agent..............................................89

       9.08       Administrative Agent in Individual Capacity..........................................90

       9.09       Successor Administrative Agent.......................................................90


     SECTION 10.  MISCELLANEOUS........................................................................90

       10.01      Amendments; Consents.................................................................90

       10.02      Transmission and Effectiveness of Notices and Signatures.............................92

       10.03      Attorney Costs, Expenses and Taxes...................................................92

       10.04      Binding Effect; Assignment...........................................................93

       10.05      Set-Off..............................................................................95

       10.06      Sharing of Payment...................................................................95

       10.07      No Waiver; Cumulative Remedies.......................................................96

       10.08      Usury................................................................................96

       10.09      Counterparts.........................................................................96

       10.10      Integration..........................................................................97

       10.11      Nature of Lenders' Obligations.......................................................97

       10.12      Survival of Representations and Warranties...........................................97

       10.13      Indemnity by Borrower................................................................97

       10.14      Nonliability of Lenders..............................................................98

       10.15      No Third Parties Benefited...........................................................99

       10.16      Severability.........................................................................99

       10.17      Headings.............................................................................99

       10.18      Time of the Essence..................................................................99

       10.19      Governing Law........................................................................99

       10.20      Waiver of Right to Trial by Jury.....................................................99

       10.21      Exclusive Jurisdiction..............................................................100

       10.22      Notice of Claims; Claims Bar........................................................100

       10.23      Co-Borrower Obligations.............................................................101

         EXHIBITS
                  FORM OF

         A        Request for Extension of Credit
         B        Compliance Certificate
         C        Committed Loan Note
         D        Notice of Assignment and Acceptance
         E        [Intentionally omitted]
         F        Opinion of Counsel
         G        Borrower Pledge Agreement
         H-1-1    REIT Guaranty Document (REIT and Preferred Stock Subsidiaries-Oxford Guarantors))
         H-1-2    REIT Guaranty Document (REIT and Preferred Stock Subsidiaries-Non-Oxford Guarantors)
         H-2-1    REIT Guaranty Document (Non-Preferred Stock Subsidiaries-Oxford Guarantors)
         H-2-2    REIT Guaranty Document (Non-Preferred Stock Subsidiaries-Non-Oxford Guarantors)
         I        Intra-Company Subordination Agreement
         J        Intercreditor Agreement


         SCHEDULES
         1.01A             GP Loans
         1.01B             Guarantors
         1.01C             Management Entities
         1.01D             Construction/Renovation Properties
         1.01E             Collateral
         4.01(d)           HUD Escrowed Oxford Assets
         4.01(f)           Oxford Pledged Collateral Liens
         5.03-A            Transfer Restrictions in Organization Documents
         5.03-B            Transfer Restrictions in Contractual Obligations
         5.05              Litigation
         5.08              Taxes
         5.10              ERISA Compliance
         5.13              Environmental Compliance
         5.16              Organizational Chart
         7.01(d)           Existing Recourse Indebtedness
         7.01(e)           Existing Secured Indebtedness Subject To Pledge Restrictions
         7.01(i)           Other Existing Indebtedness
         7.01(k)           Existing Bond Indebtedness
         7.01(m)           Existing Cross-Collateralized and Cross-Defaulted Indebtedness
         10.02             Offshore and Domestic Lending Offices, Addresses for Notices

                            INTERIM CREDIT AGREEMENT

         This INTERIM CREDIT AGREEMENT ("Agreement") is entered into as of September 20, 2000, by and among AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation ("AIMCO/Bethesda"), and NHP MANAGEMENT COMPANY, a District of Columbia corporation ("NHP Management") (collectively, AIMCO, AIMCO/Bethesda, and NHP Management are defined as "Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A. ("Bank of America"), as Administrative Agent ("Administrative Agent"), LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as a Lender and Syndication Agent and FLEET NATIONAL BANK, as a Lender and Documentation Agent.

                                     RECITAL

         WHEREAS, Borrower and the other Persons party thereto have entered into the Acquisition Agreement (as hereinafter defined) pursuant to which Borrower will acquire certain assets, rights and interests, including, without limitation, certain corporate interests, general and limited partnership interests, and other real and personal property assets of Oxford Holding Corporation, Oxford Realty Financial Group, Inc. and other related entities; and

         WHEREAS, the Lenders have agreed to provide a term loan facility of up to $302,000,000 to Borrower to (i) finance the acquisition of the Oxford (as hereinafter defined) entities and assets, (ii) fund fees and related costs associated with the acquisition of the Oxford assets and entities, and (iii) provide funds (excluding fees and related expenses) to finance the tender of certain limited partnership interests held by Oxford employees and institutional investors.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "AIMCO" is defined in the preamble.

         "AIMCO/Bethesda" is defined in the preamble.

         "Acquisition Agreement" means that certain Acquisition Agreement dated as of June 28, 2000 by and among Apartment Investment and Management Company, AIMCO Properties, L.P., NHP Management Company and AIMCO/NHP Properties, Inc., as buyers, and Leo E. Zickler, Francis P. Lavin, Robert B. Downing, Mark E. Schifrin, Marc B. Abrams, and Richard R. Singleton, as sellers, together with any amendments or modifications thereto approved by Administrative Agent in writing.

         "Adjusted Total Corporate EBITDA" means, for any period, the Total Corporate EBITDA for such period minus the Capital Expenditure Reserve as of the last day of such period.

         "Adjusted Total NOI" means, for any period, Borrower's, the Guarantors' and their respective Affiliates' pro-rata share of Net Operating Income, including the Borrower's, Guarantors' and their respective Affiliates' pro-rata share of Net Operating Income from unconsolidated Persons, less the Capital Expenditure Reserve as of the last day of such period.

         "Administrative Agent" means Bank of America, in its capacity as Administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

         "Administrative Agent-Related Persons" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "Allocation Letter" means a letter from Administrative Agent to each Lender setting forth such Lender's Pro Rata Share and its Commitment and certain fees payable thereto, as the same may be modified from time to time pursuant to this Agreement.

         "Ancillary Services" means real property asset management, accounting, ordering and inventory services and other property related services provided by AIMCO/NHP Holdings, Inc. and NHP A&R Services, Inc. and any other entities so designated by Borrower as a provider of Ancillary Services and acceptable to Administrative Agent in its reasonable discretion.

         "Applicable Margin" means, during the period from the Closing Date to the Maturity Date, the following amounts per annum:

----------------------------------------------------------------------------------------------------------------------
APPLICABLE MARGIN
(IN BASIS POINTS PER ANNUM)
----------------------------------------------------------------------------------------------------------------------
                   APPLICABLE PERIOD                    BASE RATE                        OFFSHORE RATE
----------------------------------------------------------------------------------------------------------------------
Closing Date to and including 12 months                    100                                 400
following the Closing Date
----------------------------------------------------------------------------------------------------------------------
13 months following the Closing Date to and                150                                 450
including 18 months following the Closing Date
----------------------------------------------------------------------------------------------------------------------
19 months following the Closing Date to and                200                                 500
including 24 months following the Closing Date
----------------------------------------------------------------------------------------------------------------------


         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Audited Financial Statements" means the audited consolidated balance sheets of the REIT and Borrower, in each case for the fiscal year ended December 31, 1999, and the related consolidated statements of income and cash flows for such fiscal year of the REIT and Borrower.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means a fluctuating rate per annum equal to the higher of
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" in effect at its principal office in Charlotte, North Carolina. The prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specific in the public announcement of such change.

         "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereto. Any reference to Borrower herein shall be deemed to refer to each Person constituting Borrower, and the responsibilities, obligations and covenants of each such Person under this Agreement and the other Loan Documents shall be joint and several unless expressly stated otherwise herein; provided, however, that the obligations of Borrower with respect to delivery of reports, financial statements and certifications, may be performed by AIMCO for or on behalf of either or both of AIMCO/Bethesda or NHP Management, as applicable.

         "Borrower Party" means Borrower or any Person other than Lenders and any Affiliates of Lenders, Administrative Agent, Syndication Agent, Documentation Agent, or any Joint Lead Arranger from time to time party to a Loan Document.

         "Borrower Pledge Agreement" means the Borrower Pledge Agreement executed and delivered by the Borrower Parties on the Closing Date, substantially in the form of Exhibit G annexed hereto, as such Borrower Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

         "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Lender's lending office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

         "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment or Property (including replacements, capitalized repairs and improvements during such period, but excluding Enhancements and Initial Capital Expenditures) which should be capitalized under GAAP on a consolidated balance sheet of such Person. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in "Capital Expenditures" only to the extent of the gross amount of such purchase price, less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

         "Capital Expenditure Reserve" means as of any date of determination, the product of (a) $400 per apartment unit (subject to adjustment as provided below), and (b) the sum of (i) the number of apartment units owned by Borrower, any Guarantors or any of their Wholly-Owned Subsidiaries during such period plus
(ii) the number of apartment units that constitute Non-Wholly Owned Properties which is proportionate to the ownership interest of Borrower, any Guarantors or any of their Wholly-Owned Subsidiaries in such Non-Wholly Owned Properties, measured at the end of the most recent calendar quarter ending prior to such date of determination. Administrative Agent shall review the Capital Expenditure Reserve as of the last day of each calendar year and, based on such review, shall adjust the per apartment unit charge in clause (a) hereof to the extent necessary to cause the Capital Expenditure Reserve to equal or exceed the Borrower's, any Guarantor's and their respective Subsidiaries' proportionate ownership interest of actual Capital Expenditures, excluding Enhancements and Initial Capital

Expenditures, for the four calendar quarters preceding the date of such review.

         "Capital Lease" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

         "Capital Lease Obligations" means, with respect to any Person, the amount at which such Person's obligations under Capital Leases are required to be carried on the balance sheet of such Person in accordance with GAAP.

         "Cash" means money, currency or a credit balance in any demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Cash Equivalents" means:

                  (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                  (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a term of not more than three (3) months, issued by Administrative Agent, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by S&P and P-1 by Moody's; provided, however, such Investments may not be made in amounts in excess of $1,000,000 with any lender that is owed Indebtedness in excess of $1,000,000 by Borrower, the REIT or any Subsidiary (other than (i) the Obligations and funds held by Bank of America cash investments services, including, without limitation, Nations Funds, FundsSweep and overnight repos, and (ii) any balances of the Borrower, REIT or any Subsidiary held by any Lender or lenders under the Revolving Credit Agreement, so long as such balances are maintained in compliance with Sections 10.05 and 10.06 herein) unless such bank waives in writing (in form and substance satisfactory to the Requisite Lenders) its right to set-off such Investment against such Indebtedness;

                  (c) demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

                  (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a term of not more than three (3) months.

         "Closing Date" means the date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Documents" means the Borrower Pledge Agreement and all other instruments or documents delivered by Borrower, the REIT, or any of their Subsidiaries pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Person as security for the Obligations.

         "Combined Commitments" has the meaning assigned to such term in the definition of "Commitment." The maximum Combined Commitments on the Closing Date are $302,000,000.

         "Commitment" means, for each Lender, the obligation of such Lender to make Extensions of Credit in an aggregate principal amount not exceeding the amount set forth in each such Lender's Allocation Letter at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Combined Commitments.")

         "Commitments Reduction Amount" means an amount, if any, equal to the excess of (a) the aggregate amount of the Net Disposition Proceeds received by the REIT, Borrower or the Guarantors or any of their Subsidiaries from July 31, 2000 through and including the Closing Date, over (b) $100,000,000.

         "Committed Loan" means a Loan of any type made to Borrower by Lenders in accordance with its Pro Rata Share, except as otherwise provided herein.

         "Committed Loan Note" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Committed Loan Notes").

         "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

         "Consolidated Interest Expense" means for any Person and for any period, the Interest Expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means for any Person and for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (a) any after-tax gains or losses attributable to dispositions of property, (b) (to the extent not included in clause (a) above) any net extraordinary gains or net non-cash extraordinary losses, and (c) income from Borrower's and its Subsidiaries' minority interests in operating partnerships.

         "Consolidated Net Worth" means, as of any date of determination and without double counting any item, the sum of the capital stock or other capital equity interests and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the REIT, Borrower and their respective Subsidiaries on a consolidated basis determined in conformity with GAAP.

         "Consolidated Operations EBITDA" means, for any period, the sum of the amounts for such period of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) total depreciation expense, plus (d) total amortization expense, plus (e) provisions for taxes based on income, plus (f) other non-cash items reducing Consolidated Net Income arising in the ordinary course of business less other non-cash items increasing Consolidated Net Income arising in the ordinary course of business minus (g) the sum of (1) Borrower's and its Subsidiaries' earnings or losses from unconsolidated partnerships and unconsolidated subsidiaries plus (2) income from Borrower's and its Subsidiaries' minority interests in other entities plus (3) interest income from intercompany notes, all of the foregoing, except as otherwise noted, as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

         "Construction/Renovation" means any New Construction or any substantial rehabilitation, renovation and/or expansion by Borrower or any of its Subsidiaries or unconsolidated subsidiaries of any multi-family Property which, in the case of rehabilitation, renovation or expansion, involves the repositioning or upgrading of such multi-family Property with respect to comparable multi-family properties located in the proximate geographic area. Properties under Construction/Renovation as of the Closing Date are listed on
Schedule 1.01D attached to the Revolving Credit Agreement.

         "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" means Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Debt Securities" means any arrangement, bonds, debentures, notes or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Margin applicable to Base Rate Loans plus 3.0% per annum, to the fullest extent permitted by applicable Laws; provided, however, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 3.0% per annum.

         "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to Administrative Agent.

         "Disposition," "Dispose," or "Disposed" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property, including, without limitation, any contract rights, or intangible property or rights to receive revenue or cash flow, by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith. "Dispositions" shall not include the incurrence of Ordinary Course Liens or the transfer of Partnership Units to third party vendors or service providers in lieu of cash payments and in consideration of services performed on behalf of the REIT, Borrower or any Subsidiary thereof.

         "Documentation Agent" means, as of the Closing Date, Fleet National Bank. Documentation Agent shall have no responsibilities or duties in addition to those of a Lender as provided under this Agreement.

         "Dollar" and "$" means lawful money of the United States of America.

         "EBITDA" means, for any period, the sum determined in accordance with GAAP, of the following, for any Person (a) the net income (or net loss) of such Person during such period plus (b) all amounts on a consolidated basis treated as expenses for depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to (i) extraordinary losses or extraordinary gains (including gains or losses from the sale of Properties), (ii) any amortization of capitalized financing expenses or charges related to restructuring of Indebtedness (excluding such expenses or charges in connection with renewals or extensions of existing Indebtedness in the Ordinary Course of Business), and
(iii) such Person's minority interests in operating partnerships.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is engaged, among other things, in the business of commercial banking and/or commercial loans, and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; and (e) any other person which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease finance companies in each case with a capital and surplus of at least $500,000,000, and (f) an investment fund which deals in commercial loans and has assets of at least $100,000,000; provided, however, that in no event may an Affiliate of Borrower be an Eligible Assignee.

         "Encumbered Property Debt Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Adjusted Total NOI from all real property assets subject to Liens during the four fiscal quarter period ending on such date to (b) Borrower's, the Guarantors' and their Subsidiaries' pro rata share of the aggregate debt service (including all scheduled principal and interest payments, but excluding balloon payments) on all such real property assets subject to Liens during such period.

         "Enhancements" means any material item of Capital Expenditures (other than an Initial Capital Expenditure) which adds a new feature or revenue source to an existing Property and which is not properly characterized as an Ordinary Course of Business Capital Expenditure.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" means any of the events specified in Section 8.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Extension of Credit" means (a) the Borrowing of Loans, or (b) the Conversion or Continuation of any Loans (collectively, the "Extensions of Credit").

         "Exceptions to Nonrecourse" means, with respect to Indebtedness secured by mortgage loans which are not Recourse to the borrower thereof, the customary exceptions to the nonrecourse nature of such mortgage loans which include liability of the borrower and/or its principals for fraud, misrepresentations, failure to insure, misapplication of insurance or condemnation proceeds and waste, in each case with respect to the property encumbered by the mortgage loan.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "Fee Letters" means those certain side letters dated as of even date herewith by and between Borrower and Administrative Agent, and Borrower and Syndication Agent and/or Affiliates thereof.

         "Finance Subsidiary" means AIMCO Properties Finance Partnership, L.P., a Delaware limited partnership.

         "Finance Subsidiary Loan" means, collectively, (i) the loan in the amount of $95,387,690 made by the Finance Subsidiary to the REIT on or around September 12, 1995, as evidenced by that certain Promissory Note, dated as of September 12, 1995, executed by the REIT, in favor of the Finance Subsidiary, which loan has been assumed by Borrower pursuant to that certain Redemption Agreement, dated as of April 15, 1996, between the REIT and Borrower, among others, and (ii) the loan in the amount of $3,000,000 made by the Finance Subsidiary to the REIT on or around September 6, 1995, as evidenced by that certain Promissory Note, dated as of September 6, 1995, executed by the REIT, in favor of the Finance Subsidiary.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Total Corporate EBITDA for the four fiscal quarter period ending on such date to (b) Fixed Charges during such period.

         "Fixed Charges" means, for any period, the sum of (i) Total Interest Expense for such period, plus (ii) Total Scheduled Amortization for such period, plus (iii) dividends accrued (whether or not declared or payable) on the preferred Stock and/or preferred Partnership Units of the REIT, Borrower or any of their Subsidiaries during such period.

         "Free Corporate Cash Flow" means, for any period, Total Corporate EBITDA for such period minus the sum of (a) Total Interest Expense for such period (excluding interest paid or accrued in respect of the Obligations), plus
(b) Borrower's, the Guarantors' and their respective Subsidiaries' pro-rata share of all repayments of principal of Indebtedness (excluding principal amortization in respect of the Obligations) during such period, plus (c) Borrower's, the Guarantors' and their respective Subsidiaries' pro-rata share of taxes based on income paid for such period, plus (d) preferred dividends accrued (whether or not declared or payable) on the preferred Stock and/or Partnership Units of the REIT, Borrower or any of their Subsidiaries during such period, plus (e) an amount equal to 95% of the aggregate amount of REIT taxable income as reported on the REIT's federal income tax return (Form 1120 - REIT) or as estimated from time to time based upon current financial results for the period determined in accordance with the requirements of the Code, plus (f) the Capital Expenditure Reserve as of the last day of such period of determination; provided, however, that, for purposes of determining Free Corporate Cash Flow, in no event shall any calculation of Total Corporate EBITDA include any Consolidated Net Income or net income (or loss, as applicable) in respect of any Property which has been Disposed of by Borrower, the REIT or any Subsidiary thereof, or any unconsolidated partnership or subsidiary thereof.

         "Funds From Operations" means, with respect to Borrower, the REIT, and their Subsidiaries on a consolidated basis, net income calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization (excluding amortization of financing costs), plus amortization associated with the purchase of property management companies, and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for unconsolidated subsidiaries and the payment of dividends on preferred Stock, as interpreted by the National Association of Real Estate Investment Trusts in its March, 1995, White Paper on Funds From Operations.

         "GAAP" means generally accepted accounting principles and practices at any date of determination in respect of a business conducting a business the same as or similar to that of Borrower, including, without limitation, those set forth in applicable bulletins, opinions, pronouncements, statements and interpretations issued by the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standard Board, consistently applied.

         "Governing State" means the State of  California.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

         "GP Corp" means AIMCO-GP, Inc., a Delaware corporation. GP Corp is a Wholly-Owned Subsidiary of the REIT and is the general partner of Borrower.

         "GP Loans" means that certain Indebtedness, whether secured or unsecured, evidenced by promissory notes in an aggregate principal amount of approximately $291,218,668 outstanding as of June 30, 2000 and such Indebtedness is set forth in more detail on Schedule 1.01A hereto.

         "Gross Asset Value" means as of any date of determination, the sum of the following, determined for Borrower, the Guarantors and their respective
Subsidiaries:

                  (i) Cash (including Restricted Cash) and Cash Equivalents of both consolidated and unconsolidated Persons, which Cash and Cash Equivalents are owned, directly or indirectly, by Borrower, the Guarantors or their respective Subsidiaries as of such date of determination;

                  (ii) GP Loans valued at net realizable value as of such date of determination determined in accordance with GAAP;

                  (iii) with respect to all real estate assets wholly or partially owned by such Person(s) throughout the most recent four calendar quarters ending on or prior to such date of determination (other than Real Property Assets Under Development), the Adjusted Total NOI attributable to such real estate assets for such four quarter period divided by 9.5%;

                  (iv) with respect to all real estate assets wholly or partially owned by such Person(s) on such date of determination, but acquired less than four calendar quarters but at least one calendar quarter preceding such date of determination (other than Real Property Assets Under Development), the Adjusted Total NOI attributable to such real estate assets for the number of full calendar quarters that such Person(s) owned such assets measured on an annualized basis and divided by 9.5%;

                  (v) with respect to all real estate assets owned by such Person(s) on such date of determination, but acquired less than one calendar quarter preceding such date of determination (other than Real Property Assets Under Development), 95% of the purchase price paid by such Person(s) for such assets;

                  (vi) the gross book value of Real Property Assets Under Development as of such date of determination; and

                  (vii) an amount equal to 400% of Management EBITDA for the four consecutive fiscal quarter period preceding such date of determination.

         "Guarantor Subsidiary" means each Preferred Stock Subsidiary and each other Subsidiary of Borrower and the REIT that executes and delivers a counterpart of the REIT Guaranty Documents on the Closing Date or from time to time thereafter pursuant to Section 6.16(c), and collectively are referred to herein as the "Guarantor Subsidiaries."

         "Guarantors" means, collectively, the REIT, the Guarantor Subsidiaries and the Oxford Guarantors, and each is a "Guarantor." The Oxford Guarantors as of the Closing Date are set forth on Part B of Schedule 1.01B and all other Guarantors as of the Closing Date are set forth in Part A of Schedule 1.01B attached hereto.

         "Guaranty Obligation" means, as to any Person, any (a) guaranty by that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Hazardous Materials" means (i) all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that (a) pose a hazard to any Property of Borrower or to Persons on or about such Property or (b) cause such Property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants, or any Persons surrounding the relevant Property.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indebtedness" of any Person means without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, (c) all direct or contingent obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or noncontingent), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Properties, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Properties acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such properties), (f) all Capital Lease Obligations, (g) all net obligations with respect to Swap Agreements, (h) all obligations (other than, in the case of the REIT, the obligation to acquire Partnership Units in exchange for shares of common Stock of the REIT) to purchase, redeem, or acquire any Stock of such Person or its Affiliates that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Affiliates, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, before the date which is the one (1) year anniversary of the then effective Maturity Date, (excluding, however, any such preferred Stock which is convertible only into common Stock of the REIT) (i) any direct or contingent obligations or liabilities under any equity forward agreements or transactions or under any similar arrangements or transactions, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Properties (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (k) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. "Indebtedness" shall also include such Person's share of the Indebtedness of any partnership or joint venture in which such Person, directly or indirectly, holds any interest, and any direct or indirect Recourse or contingent obligations of such Person with respect to Indebtedness of such partnership or joint venture in excess of its proportionate share. Solely for purposes of Section 7.14 only, "Indebtedness" shall exclude Intra-Company Debt, security deposits, accounts payable and accrued liabilities and any prepaid rent (as such terms are defined under GAAP).

         "Indemnified Liabilities" has the meaning set forth in Section 10.13.

         "Initial Capital Expenditures" means Capital Expenditures incurred as part of a program of spending to improve any Properties acquired after the Closing Date; provided that such Initial Capital Expenditures are (x) identified prior to any such acquisition of Property and (y) completed within one year after the closing of such acquisition of Property.

         "Intercreditor Agreement" means the Intercreditor and Subordination Agreement entered into as of the date hereof between Borrower and Bank of America in its capacity as Administrative Agent and in its capacity as Revolver Administrative Agent, attached hereto as Exhibit J, as amended from time to time.

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Total Corporate EBITDA for the four fiscal quarter period ending on such date to (b) Total Interest Expense during such period.

         "Interest Expense" means, for any Person and for any period, without double counting any item, the sum of (x) gross interest expense paid in, incurred or accrued during such period by such Person (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments), including any amounts as capitalized interest, plus (y) dividends paid in, incurred or accrued during such period by such Person with respect to Trust Based Convertible Preferred Securities, plus
(z) the portion of the upfront costs and expenses for Swap Agreements entered into by such Person (to the extent not included in gross interest expense) fairly allocated to such Swap Agreements as expenses for such period, as determined for such Person in accordance with GAAP; provided that all interest expense accrued by Borrower, the REIT and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, shall be included with "Interest Expense." Notwithstanding the foregoing, amortization of loan costs and interest accrued under any Intra-Company Debt shall not be included within "Interest Expense" for any purposes hereof.

         "Interest Payment Date" means (a) as to any Base Rate Loan, the first Business Day of each calendar month; (b) as to any Offshore Rate Loan, the last day of each relevant Interest Period and any date that such Loan is prepaid in whole or in part; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds one month, interest shall also be paid on the date which falls every month after the beginning of such Interest Period; and (c) as to all Loans, the Maturity Date; provided further that interest accruing at the Default Rate shall be payable from time to time at any time upon demand of Administrative Agent.

         "Interest Period" means, for each Offshore Rate Loan, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the Maturity Date, or (y) one, two, three or six months thereafter, as requested by Borrower; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) unless Administrative Agent otherwise consents, there may not be more than ten (10) Interest Periods in effect at any time.

         "Intra-Company Debt" means all Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by Borrower, any Guarantor or any of their respective Subsidiaries to Borrower, any Guarantor or any of their respective Subsidiaries; provided that all such Intra-Company Debt owed by Borrower or any Guarantor shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the Intra-Company Loan Subordination Agreement.

         "Intra-Company Loan Subordination Agreement" means a Subordination Agreement, in the form attached hereto as Exhibit I, with respect to Intra-Company Debt (including the Finance Subsidiary Loan), in favor of Administrative Agent for the ratable benefit of Lenders, and entered into by each of the Lenders party to an Allocation Letter and Borrower.

         "Investment" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of Stock, Partnership Units or other securities or Property of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested as of any date of determination (taking into account any redemption, repayment or partial liquidation thereof), without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the Internal Revenue Service.

         "Joint Lead Arrangers" means Banc of America Securities LLC and Lehman Brothers Inc., in their capacity as joint lead arrangers hereunder.

         "Knowledge of Borrower" means the actual knowledge (after reasonable inquiry) of any of the officers of Borrower or the REIT and each other Person with executive responsibility for any aspect of Borrower's or the REIT's business.

         "Laws" or "Law" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including without limitation the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

         "Lender" means each lender from time to time party hereto.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means any advance made by any Lender to Borrower as provided in
Section 2 (collectively, the "Loans").

         "Loan Documents" means this Agreement, the Collateral Documents, the REIT Guaranty Documents, the Intercreditor Agreement and any Note, certificate, fee letter, and other instrument, document or agreement from time to time delivered in connection with this Agreement.

         "LP Corp" means AIMCO-LP, Inc., a Delaware corporation.

         "Management EBITDA" means, for any period, the sum, without duplication, of (x) the aggregate amount of EBITDA for Borrower and its Subsidiaries attributable to their management of multi-family apartment projects or other real estate projects or provision of Ancillary Services during such period, plus (y) Unconsolidated Subsidiaries EBITDA generated by the Management Entities.

         "Management Entity" means any Subsidiary of Borrower and/or the REIT
(i) which is primarily engaged in the business of managing multifamily apartment projects or other real estate projects or providing Ancillary Services, and (ii) whose assets (other than Intra-Company Debt) are not subject to any Liens (other than Ordinary Course Liens), and "Management Entities" includes, without limitation, the Persons listed on Schedule 1.01C.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, or
(b) materially impairs or could reasonably be expected to materially impair the ability of the Borrower Parties, taken as whole, to pay and/or perform the Obligations.

         "Material Entity" means any Person in which the REIT, Borrower or any of their Subsidiaries owns any equity interest which generates 1.5% or more of Total Corporate EBITDA.

         "Maturity Date" means July 31, 2002, as it may be earlier terminated in accordance with the terms hereof.

         "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

---------------------------------------------------------------------------------------
                                                      MINIMUM         MULTIPLES IN
              TYPE OF ACTION                          AMOUNT          EXCESS THEREOF
---------------------------------------------------------------------------------------
Borrowing, prepayment of, or Conversion              $2,000,000        $  500,000
into, Base Rate Loans
---------------------------------------------------------------------------------------

Borrowing, prepayment of, Continuation of,           $5,000,000        $1,000,000
or Conversion into, Offshore Rate Loans
---------------------------------------------------------------------------------------

Reduction in Commitments                             $5,000,000        $1,000,000
---------------------------------------------------------------------------------------

Assignments (other than with respect to              $5,000,000        $1,000,000
the entire amount of a Lender's
Commitment, in which event the Minimum
Amount shall be such Commitment amount)
---------------------------------------------------------------------------------------

Assignment by a Lender to (i) an Affiliate           $1,000,000        $1,000,000
of the assigning Lender, or (ii) another
Lender
---------------------------------------------------------------------------------------

         "Moody's" means Moody's Investors Service, a Delaware corporation, and its successors and assigns.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "Negative Pledge" means a Contractual Obligation that restricts Liens on property.

         "Net Disposition Proceeds" means, with respect to any Disposition of any Property (including as a result of casualty or condemnation), Subsidiary, Management Entity or material property management contract, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) or Cash Equivalents received from such Disposition, net of any bona fide direct costs incurred in connection with such Disposition, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection with such Disposition and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Stock or assets in question and that is required to be repaid under the terms thereof as a result of such Disposition.

         "Net Indebtedness Proceeds" means, in respect of the incurrence of any Indebtedness (other than Debt Securities, Refinancing Indebtedness, or proceeds of Indebtedness permitted pursuant to Section 7.01) by Borrower, the REIT or any of their respective Subsidiaries, the proceeds received in Cash or Cash Equivalents by Borrower, the REIT or any of their respective Subsidiaries upon or substantially simultaneously with such incurrence, net of (a) the direct costs of such Indebtedness then payable by the recipient of such proceeds (excluding amounts payable to Borrower, the REIT or any Affiliate of Borrower or the REIT) and (b) fees, underwriting discounts, premiums, unpaid accrued interest and other costs and expenses incurred in connection with such.

         "Net Issuance Proceeds" means, in respect of any issuance of Stock, Partnership Units or Debt Securities by Borrower, the REIT or any of their respective Subsidiaries, the proceeds in Cash or Cash Equivalents (or, for purposes of Section 7.14(g), in the case of any issuance of Partnership Units in exchange for Property, the fair market value of the Property so acquired) received by Borrower, the REIT or any of their respective Subsidiaries upon or substantially simultaneously with such issuance, net of (a) the direct costs of such issuance then payable by the recipient of such proceeds (excluding amounts payable to Borrower, the REIT or any Affiliate of Borrower or the REIT), (b) sales, use and other taxes paid or payable by such recipient as a result thereof, and (c) in the case of the issuance of Indebtedness secured by any Property, the portion of such proceeds used to repay Indebtedness previously incurred and secured by the same Property.

         "Net Operating Income" means, for any period, as to any Property (a) all gross revenues received from the operation of such Property during such period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such Property; or from any financing or refinancing of such Property; or from any condemnation of any part or all of such Property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), minus (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees and, without double counting, real estate taxes and insurance premiums paid or accrued on account of such Property (whether by direct payment or by deposit into reserves for future payment), or, to the extent applicable for purposes of calculating Net Operating Income, the applicable prior owner of such Property during such period with respect to such Property (exclusive of Capital Expenditures). When calculating Net Operating Income, there shall be no deduction for any non cash items, such as depreciation.

         "Net Refinancing Proceeds" means the aggregate amount of any Refinancing Indebtedness incurred in excess of the aggregate principal amount (or if issued with original issue discount, an aggregate issue price) then outstanding of the Indebtedness being refinanced by such Refinancing Indebtedness, plus fees, underwriting discounts, premiums, unpaid accrued interest and other costs and expenses incurred in connection with such Refinancing Indebtedness.

         "New Construction" means the development and construction of any new multi-family Property by Borrower, any Guarantor or any of their respective Subsidiaries and shall not include any renovations, rehabilitations or expansions of existing multi-family Properties.

         "NHP Management" is defined in the preamble.

         "Nonrecourse Debt Obligor" has the meaning given such term in Section 8.01(g)(B).

         "Non-Wholly Owned Property" means the Property comprising a multifamily apartment project the fee simple interest in which is not 100% owned, directly or indirectly, by Borrower and/or its Wholly Owned Subsidiaries.

         "Non-Oxford Pledged Collateral" means any and all collateral pledged to secure the Obligations of Borrower under the Revolving Loan Documents and which does not constitute Oxford Pledged Collateral, as listed on Part B of Schedule 1.01E.

         "Notes" means, collectively, the Committed Loan Notes.

         "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit D.

         "NYSE" means the New York Stock Exchange.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

         "Offshore Base Rate" has the meaning set forth in the definition of Offshore Rate.

         "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                        Offshore Rate  =          Offshore Base Rate
                                          ------------------------------------
                                          1.00 - Eurodollar Reserve Percentage

                  Where,

         "Offshore Base Rate" means for, such Interest Period,

         (a) the offered rate (determined solely by the Administrative Agent) for a period of time comparable to the number of days in the applicable Interest Period for deposits in United States Dollars, as shown on Telerate Page 3750 as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750" means the display designated as such on Teleratesystem Incorporated (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits), or

         (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. The determination of the Offshore Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Offshore Borrowing" means any Loan or portion thereof designated or redesignated by the Company as an Offshore Borrowing pursuant to Section 2.

         "Offshore Rate Loan" means a Committed Loan bearing interest based on the Offshore Rate.

         "Ordinary Course Dispositions" means:

                  (a) Dispositions of obsolete or worn out Property or Property no longer useful in any Borrower Party's business, whether now owned or hereafter acquired, in the Ordinary Course of Business;

                  (b) Dispositions of Cash, Cash Equivalents, inventory and other Property in the Ordinary Course of Business;

                  (c) Dispositions of Property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement Property or where Borrower or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary;

                  (d) Dispositions of assets or Property by any Subsidiary of Borrower or the REIT to Borrower or another Wholly-Owned Subsidiary of Borrower or the REIT; and

                  (e) Dispositions of Property or Properties which generate Net Disposition Proceeds of less than $1,000,000, provided the aggregate amount of Net Disposition Proceeds generated by all such Dispositions shall not exceed $1,000,000 during any four consecutive fiscal quarter period;

         provided, however, that no such Disposition shall be for less than the fair market value of the property being disposed of.

         "Ordinary Course Indebtedness" means:

                  (a) Indebtedness under the Loan Documents;

                  (b) Indebtedness under bonds supporting utility deposits or insurance or other comparable security deposits or property taxes, in each case incurred in the Ordinary Course of Business; and

                  (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds.

         "Ordinary Course Investments" means:

                  (a) Investments in Cash and Cash Equivalents;

                  (b) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                  (c) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower;

                  (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

                  (e) Investments consisting of Guaranty Obligations permitted by Section 7.01.

         "Ordinary Course Liens" means:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person and deposits securing liability to insurance carriers under insurance arrangements;

                  (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower Party;

                  (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles);

                  (h) statutory, contractual or common law landlords' Liens under leases to which any Borrower Party is a party; and

                  (i) Liens securing reimbursement obligations with respect to letters of credit and banker's acceptances which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof.

         "Ordinary Course of Business" means, in respect of any transaction involving a Person, the ordinary course of such Person's business, substantially as intended to be conducted by any such Person as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Contractual Obligation of such Person.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

         "Organizational Chart" means the list of Subsidiaries attached as
Schedule 5.16 hereto showing the REIT, Borrower, all of their Subsidiaries and their interests in the Management Entities and any unconsolidated subsidiaries or Persons, as the same may be modified pursuant hereto.

         "Oxford" means Oxford Holding Corporation, Oxford Realty Financial Group, Inc., Oxford Tax Exempt Fund II, L.P. and other Affiliates or related entities thereof acquired by Borrower and/or its Affiliates as provided in the Acquisition Agreement from time to time, collectively.

         "Oxford Acquisition" means the acquisition of the Oxford Assets contemplated under the Acquisition Agreement, including, without limitation, the "SLP Offer Agreement", the "ILPI and BAC Agreement" and the "Option Sale Agreement" (as the foregoing terms are defined in the Acquisition Agreement).

         "Oxford Assets" means any and all assets, rights and interests, including without limitation all corporate interests, general and limited partnership interests comprising Oxford, and all other Property and associated rights held or controlled by Oxford, acquired on or to be acquired after the Closing Date, including, without limitation, pursuant to the Acquisition Agreement and the interests to be acquired pursuant to the "SLP Offer Agreement", the "ILPI and BAC Agreement", and the "Option Sale Agreement" (as the foregoing terms are defined in the Acquisition Agreement); provided, however "Oxford Assets" shall not include any assets, rights or interests in Oxford held by Borrower, its Subsidiaries, or Affiliates prior to the Closing Date.

         "Oxford Guarantors" means Oxford Holding Corporation, Oxford Realty Financial Group, Inc. and any Person formed or to be formed by the Borrowing Parties, as part of the Oxford Acquisition, or any Person comprising Oxford, which Person is required to guaranty the Obligations pursuant to Section 6.16(c). As of the Closing Date, the Oxford Guarantors are set forth on Part B of Schedule 1.01B.

         "Oxford Management EBITDA" means Management EBITDA of or directly attributable to Oxford.

         "Oxford Pledged Collateral" means the Oxford Assets directly acquired (or to be directly acquired) by the Borrower Parties or their Affiliates, including, without limitation, pursuant to the Acquisition Agreement, now existing, in the future existing, or existing on the Closing Date, including, without limitation, the Oxford Assets listed on Part A of Schedule 1.01E.

         "Partnership Tenders" means the tender by any of the Borrower Parties or their Affiliates for any partnership or other interests in a Person comprising Oxford and contemplated in the Acquisition Agreement, whether pursuant to the "SLP Offer Agreement," the "ILPI and BAC Agreement" and/or the Option Sale Agreement (as the foregoing terms are defined in the Acquisition Agreement).

         "Partnership Units" means the units of limited partnership interest in the REIT, Borrower or any of their Subsidiaries, as the case may be, issued and outstanding from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

         "Pledged Collateral" means the Oxford Pledged Collateral and/or the Non-Oxford Pledged Collateral, as applicable.

         "Preferred Stock Subsidiary" means any Person so identified as a Preferred Stock Subsidiary by Borrower in the Organizational Chart, and "Preferred Stock Subsidiaries" means all such Persons, collectively.

         "Pro Rata Share" means, with respect to each Lender, the percentage of the Combined Commitments set forth in such Lender's Allocation Letter, as may be amended from time to time.

         "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiemployer plan (as described in Section 4064(a) of ERISA) has made contributions and any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multi-employer Plan.

         "Real Property Assets Under Development" means, as of any date of determination, Property owned by a Person and which, as of such date, is in whole or part the subject of Construction/Renovation. Any such asset shall be included in "Real Property Assets Under Development" only until the earlier of
(a) the date such property becomes Stabilized and (b) six months after the completion of construction of such asset.

         "Recourse" means, with respect to any Indebtedness or Guaranty Obligation of any Person, that such Indebtedness or Guaranty Obligation is recourse to the assets and/or properties of such Person (except as provided below); provided, however, that with respect to nonrecourse Indebtedness secured by real property which contains limitations to the nonrecourse nature of the obligation, such limited nonrecourse obligations shall be deemed "Recourse" if and to the extent the nonrecourse exceptions are for liability of such Person for any of the following under any applicable loan documentation and any such events or circumstances described in clauses (a) through (j) have occurred: (a) fraud, waste, material misrepresentation, or willful misconduct; (b) indemnification with respect to environmental matters or failure to comply with Hazardous Materials laws; (c) failure to maintain required insurance policies;
(d) misapplication of insurance proceeds, condemnation awards and tenant security deposits; (e) breach of covenants relating to unpermitted transfers or encumbrances of real property or other collateral; (f) misappropriation or misapplication of property income; (g) breach of covenants relating to unpermitted transfers of interests in a Person; (h) failure to deliver books and records; (i) failure to pay transfer fees or charges; or (j) other matters substantially the same as those set forth in clauses (a) through (i) above. An obligation of a Person that is without Recourse to the assets and/or properties of such Person shall not be considered a "Recourse" obligation unless any of the events or circumstances described in clauses (a) through (j) above have occurred. Indebtedness of a Single Purpose Entity secured by that Single Purpose Entity's real Property assets shall not be considered a "Recourse" obligation provided the Indebtedness is recourse only to such Single Purpose Entity's assets. A Guaranty Obligation with respect to the events or circumstances described in clauses (a) through (j) above of a Single Purpose Entity shall not be deemed a "Recourse" obligation if such circumstances or events have not occurred.

         "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness described in Sections 7.01
(d), (e), (h) and (i).

         "REIT" means Apartment Investment and Management Company, a Maryland corporation.

         "REIT Guaranty Documents" means a guaranty of the Obligations, in the form of Exhibit H-1-1, H-1-2, H-2-1 and H-2-2 attached hereto, and any documents relating to the guaranty as Administrative Agent requires, duly executed by the REIT and the Guarantor Subsidiaries, together with the guaranties delivered pursuant to Section 6.16(c).

         "REIT Status" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

         "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         "Request for Extension of Credit" means a written request substantially in the form of Exhibit A duly completed and signed by a Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to Administrative Agent by Requisite Notice.

         "Requisite Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate more than 50% of the Combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans outstanding, Lenders holding Loans aggregating more than 50% of the aggregate outstanding principal amount of the Loans.

         "Requisite Notice" means, unless otherwise provided herein, irrevocable written notice to the intended recipient or irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient by way of facsimile and by way of mail. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.02 or as otherwise designated by such recipient by Requisite Notice to each other party hereto, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 10.02. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

         "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the Governing State):

         ------------------------------------------------------------------------------------------------------------------
                           TYPE OF ACTION                     TIME                      DATE OF ACTION
         ------------------------------------------------------------------------------------------------------------------
         Delivery of Request for Extension of Credit for,
         or notice for:
         ------------------------------------------------------------------------------------------------------------------

         Borrowing of, prepayment of, or Conversion into,                     1 Business Day prior to such Borrowing,
         Base Rate Loans                                      9:00 a.m.       prepayment or Conversion
         ------------------------------------------------------------------------------------------------------------------

         Borrowing of, prepayment of, Continuation of, or                     3 Business Days prior to such Borrowing,
         Conversion into, Offshore Rate Loans                 10:00 a.m.      prepayment, Conversion or Continuation
         ------------------------------------------------------------------------------------------------------------------

         Voluntary reduction in or termination of                             5 Business Days prior to such reduction or
         Commitments                                          10:00 a.m.      termination
         ------------------------------------------------------------------------------------------------------------------

         Payments by Lenders or Borrower to Administrative    11:00 a.m.      On date payment is due
         Agent
         ------------------------------------------------------------------------------------------------------------------

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

         "Restricted Cash" means any Cash pledged to other lenders by Borrower, the REIT or any of their respective Subsidiaries or any other Person in which Borrower, the REIT or any of their respective Subsidiaries have any equity interest, as indicated in the line item for "restricted cash" in the REIT's balance sheet from time to time, and Borrower's, the REIT's or their Subsidiaries' pro rata shares of "restricted cash" of unconsolidated partnerships and unconsolidated subsidiaries.

         "Restricted Payment" means:

                  (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower);

                  (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

                  (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly; and

                  (d) any Investment other than an Investment otherwise permitted under any Loan Document.

         "Revolver Administrative Agent" means the Administrative Agent under the Revolving Loan Documents.

         "Revolving Credit Agreement" means that certain Credit Agreement between Borrower and the lenders party thereto dated as of August 16, 1999, as amended by that certain Amended and Restated Credit Agreement dated as of March 15, 2000, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of April 14, 2000, and as further amended by that certain Second Amended and Restated Credit Agreement dated as of the Closing Date with respect to the Revolving Loan, as further amended from time to time in accordance with the Intercreditor Agreement.

         "Revolving Loan" means the revolving credit facility in the maximum principal amount of $400,000,000 pursuant to the Revolving Credit Agreement.

         "Revolving Loan Documents" means the Revolving Credit Agreement and the "Loan Documents" as defined therein, as amended from time to time in accordance with the Intercreditor Agreement.

         "S&P" shall mean Standard & Poor's Ratings Group and its successors and assigns.

         "Scheduled Amortization" means, with respect to any Person, the sum, as of any date of determination, of all regularly scheduled amortization payments paid or accrued on such Person's Indebtedness (exclusive of balloon payments and any amortization payments made pursuant to Section 2.03(c)).

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "SEC Report" means all filings on Form 10-K, Form 10-Q or Form 8-K with the SEC made by the REIT pursuant to the Exchange Act and delivered to Agent prior to the date hereof.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Single Purpose Entity" means a Person which is created or existing solely to own a specific real Property asset and which has no Indebtedness other than in conjunction with the acquisition, operation and maintenance of such real Property asset (including normal and customary trade payables) and which engages in no business other than the ownership, operation and maintenance of such real Property asset.

         "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code of the United States of America and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Stabilized" means, with respect to any Property and as of any date of determination, the date on which the occupancy level is at least eighty-five percent (85%) for the most recent complete quarter.

         "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, perpetual preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "Subsidiary" means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

         "Supermajority Lenders" means as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate more than 66-2/3% of the Combined Commitments then in effect.

         "Swap Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including but not limited to any such obligations or liabilities under any Master Agreement.

         "Syndication Agent" means, as of the Closing Date, Lehman Commercial Paper Inc. The Syndication Agent shall have no responsibilities or duties in addition to those of a Lender as provided under this Agreement.

         "Threshold Amount" means $5,000,000.

         "To The Best Knowledge Of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

         "Total Combined Debt" means, as of any date of determination and without double counting any item, the sum of (a) the aggregate amount of all Indebtedness of Borrower, the REIT and their respective consolidated Subsidiaries as of such date, plus (b) the Borrower's, REIT's and their Subsidiaries' pro-rata share of all Indebtedness of any unconsolidated Person in which they have an equity interest. Notwithstanding the foregoing, Intra-Company Debt, accounts payable, security deposits, accrued liabilities and prepaid rents shall be excluded from the calculation of "Total Combined Debt."

         "Total Corporate EBITDA" means, for any period, the sum of (a) Consolidated Operations EBITDA for such period, plus (b) Unconsolidated Subsidiaries EBITDA for such period, plus (c) Unconsolidated Partnerships EBITDA for such period.

         "Total Interest Expense" means for any period, without double counting any item, the sum of (a) Consolidated Interest Expense of the Borrower, the Guarantors and their respective Subsidiaries for such period, plus (b) the Borrower's, the Guarantors' and their respective Subsidiaries' pro-rata share of Interest Expense for such period of unconsolidated Persons in which they have any equity interest.

         "Total Obligations" means as of any date, the sum of (a) Total Combined Debt and (b) the aggregate liquidation preference of the preferred Stock issued by Borrower and Guarantors; provided that the $75,000,000 in Class B preferred stock (or such lesser amount as is then outstanding) issued by the REIT shall be excluded from the calculation of Total Obligations as at any date that such Class B preferred stock remains fully convertible to Borrower's common Stock at the option of the holder and Borrower's common Stock traded at a market price during the five (5) trading days preceding such date that exceeds $30.45 per share.

         "Total Scheduled Amortization" means, for any period of determination, and without double counting any item, the sum of (a) the Scheduled Amortization for Borrower, the Guarantors and their respective Subsidiaries for such period on a consolidated basis plus (b) the Borrower's, the Guarantors' and their respective Subsidiaries' pro-rata share of Scheduled Amortization for such period in respect of any unconsolidated Person in which they have an equity interest.

         "Transition Period" means the period beginning on the Closing Date and ending 180 days thereafter.

         "Trust Based Convertible Preferred Securities" means the 6.5% trust based convertible preferred securities due September 30, 2016 with an aggregate liquidation value of $149.5 million, or such lesser amount as may be outstanding.

         "Type," when used with respect to any Loan, means the designation of whether such Loan is a Base Rate Loan or an Offshore Rate Loan.

         "Unconsolidated Partnerships EBITDA" means, for any period, an amount equal to the sum of the Borrower's and the Guarantors' pro-rata share of each of the following: (a) the net income (or loss) for such period taken as a single accounting period, plus (b) Interest Expense for such period, plus (c) total depreciation and amortization expense for such period, plus (d) other non-cash items reducing net income arising in the ordinary course of business less other non-cash items increasing net income arising in the ordinary course of business during such period minus (e) any gains with respect to the sale of any Properties, all of the foregoing as determined in conformity with GAAP for the unconsolidated partnerships in which Borrower or any Guarantor has an equity interest.

         "Unconsolidated Subsidiaries EBITDA" means, for any period, an amount equal to the sum of the Borrower's and the Guarantors' pro-rata share of each of the following: (a) the net income (or loss) for such period taken as a single accounting period, plus (b) Interest Expense for such period, plus (c) provisions for taxes based on income for such period, plus (d) total depreciation and amortization expense for such period, plus (e) other non-cash items reducing net income arising in the ordinary course of business less other non-cash items increasing net income arising in the ordinary course of business during such period minus (f) any gains with respect to the sale of any Properties, all of the foregoing as determined in conformity with GAAP for the unconsolidated subsidiaries in which Borrower or any Guarantor has an equity interest.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unsecured Debt" means Indebtedness which is not secured by any Lien; provided, however, that for purposes of Section 7.14, Indebtedness under the Revolver Loan shall constitute "Unsecured Debt."

         "Unsecured Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Adjusted Total NOI from all unencumbered (other than Ordinary Course Liens) real property assets plus (ii) Management EBITDA in each case for the period of the four prior fiscal quarters ending on such date to (b) Total Interest Expense relating to Unsecured Debt during such period.

         "Wholly-Owned Subsidiary" means a Subsidiary of Borrower and/or the REIT of which one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by (A) Borrower and/or (B) the REIT; provided, however, that where such term is qualified with respect to a specific Person (e.g., "Wholly Owned Subsidiary of the REIT") such term means a Subsidiary of which one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by the specified Person.

         1.02 USE OF CERTAIN TERMS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

                  (c) The words "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." References herein to a Section, subsection or clause shall refer to the appropriate Section, subsection or clause in this Agreement.

                  (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

         1.03 ACCOUNTING TERMS.

         All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, as in effect on the date hereof, except as otherwise specifically prescribed herein.

         1.04 ROUNDING.

         Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 EXHIBITS AND SCHEDULES.

         All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.06 REFERENCES TO AGREEMENTS, EXHIBITS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

SECTION 2. THE COMMITMENTS AND EXTENSIONS OF CREDIT

        2.01 COMMITTED LOANS.

                  (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make term loans (each a "Loan") to Borrower on the Closing Date, and, pursuant to Section 2.01(c), from time to time thereafter. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to Convert and Continue Loans until the Maturity Date as Borrower may from time to time request in an amount not to exceed the amount of the Commitment of such Lender and the aggregate of all Commitments shall not exceed the Combined Commitments at any time. Subject to the foregoing and the other terms and conditions hereof, Borrower may Convert, Continue, and prepay Loans until the Maturity Date as set forth herein without premium or penalty. Loans that are repaid or prepaid may not be reborrowed.

                  (b) Up to $266,000,000 of the Combined Commitments shall be available for Borrowing to fund the cash portion of the Oxford Acquisition on the Closing Date, provided the Closing Date does not occur later than September 30, 2000. Up to $13,000,000 of the Combined Commitments will be available for Borrowing on the Closing Date to fund the fees and related costs associated with the Oxford Acquisition upon submission by Borrower to Administrative Agent of a schedule of such fees and related costs reasonably acceptable to Administrative Agent.

                  (c) Subject to Section 2.04 below, up to $23,000,000 of the Combined Commitments will be available for Borrowing from and after the Closing Date to finance the Partnership Tenders (excluding any fees and expenses in connection therewith), to be made, in no more than two Borrowings of at least $10,000,000 each, at any time on or after the Closing Date up to the date which is ninety (90) days after the Closing Date but no later than December 15, 2000.

                  (d) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the Ordinary Course of Business. Such Lender's Loans shall be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

                  (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. Immediately after any telephonic notice of a Borrowing, Borrower shall provide Administrative Agent with a written notice thereof, signed by a Responsible Officer. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

                  (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loans available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4, all funds so received shall be made available to Borrower in like funds received.

                  (c) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

                  (d) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. No Loans may be requested as, Converted into or Continued as Offshore Rate Loans during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted into Base Rate Loans on the last day of the applicable Interest Period. Such Conversion shall be effective upon the last day of the applicable Interest Period and after notice has been given to Borrower and shall continue so long as such Default or Event of Default continues to exist.

                  (e) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                  (f) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

         2.03 PREPAYMENTS; MANDATORY AMORTIZATION; ADDITIONAL AMORTIZATION.

                  (a) Voluntary Prepayments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time prepay the Loans, in whole or in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

                  (b) Mandatory Amortization. Borrower shall make mandatory amortization payments, each in the amount of $15,000,000, beginning on the last day of the third month following the Closing Date, and continuing every three
(3) months thereafter, until the one (1) year anniversary of the first scheduled amortization payment. Beginning on the last day of the third month following the one year anniversary of the Closing Date, Borrower shall make mandatory amortization payments, each in the amount of $30,000,000 and continuing every three (3) months thereafter until the Maturity Date.

                  (c) Additional Mandatory Amortization.

                           (i) Net Issuance Proceeds. Subject to the terms of
                  the Intercreditor Agreement, no later than the fifth Business Day after the date of receipt by the REIT, Borrower, the Guarantors or any of their Subsidiaries of Net Issuance Proceeds after the Closing Date, Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Issuance Proceeds.

                           (ii) Net Disposition Proceeds. Subject to the terms
                  of the Intercreditor Agreement, no later than the fifth Business Day after the date of receipt by the REIT, Borrower, the Guarantors or any of their Subsidiaries of Net Disposition Proceeds from any Disposition which is not an Ordinary Course Disposition after the Closing Date, Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Disposition Proceeds.

                                    (1) Treatment of Net Disposition Proceeds
                           Through December 31, 2000. Notwithstanding anything which may be construed to the contrary in this
                           Section 2.03(c)(ii), if no Event of Default has occurred or is then existing under the Loans, then for the period from the day after the Closing Date through and including December 31, 2000, no amortization payment shall be required under this
                           Section 2.03(c)(ii) with respect to Net Disposition Proceeds in an aggregate amount equal to the lesser of (a) $100,000,000 or (b) the aggregate amount of Net Disposition Proceeds received by the REIT, Borrower or the Guarantors or any of their subsidiaries from July 31, 2000 through and including December 31, 2000.

                                    (2) Treatment of Net Disposition Proceeds
                           Through June 30, 2001. Notwithstanding anything which may be construed to the contrary in this Section 2.03(c)(ii), if no Event of Default has occurred or is then existing under the Loans, then for the period from the date, if any, on which the aggregate outstanding principal amount of the Loans plus the undrawn amount of the Combined Commitments permitted to be drawn hereunder are equal to or less than $205,000,000 through and including June 30, 2001, amortization required under this Section 2.03(c)(ii), shall only be an amount equal to 75% of Net Disposition Proceeds generated by Dispositions,

                           (iii) Net Refinancing Proceeds. Subject to the terms
                  of the Intercreditor Agreement, no later than the fifth Business Day after the date of receipt by the REIT, Borrower or any of their Subsidiaries of Net Refinancing Proceeds after the Closing Date, Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Refinancing Proceeds; and

                           (iv) Net Indebtedness Proceeds. Subject to the terms
                  of the Intercreditor Agreement, no later than the fifth Business Day after the date of receipt by the REIT, Borrower or any of their Subsidiaries of Net Indebtedness Proceeds from any Indebtedness after the Closing Date, Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Indebtedness Proceeds.

                  (d) Application of Prepayments.

                           (i) Unless otherwise instructed by Borrower, any
                  prepayments pursuant to Section 2.03(a), (b) or (c) made (1) on a day other than the last day of an Interest Period for any Loan shall be applied first to any Base Rate Loans then outstanding and then to any Offshore Rate Loans then outstanding, in the forward order of such Offshore Rate Loans' stated maturities and (2) on the last day of an Interest Period for any Offshore Rate Loan shall be applied first to such maturing Offshore Rate Loan, then to any Base Rate Loans outstanding, and then to any other Offshore Rate Loans then outstanding, in the forward order of such Offshore Rate Loans' stated maturities.

                           (ii) Each payment received pursuant to this Section
                  2.03(d) shall be applied to reduce the scheduled installments of principal of the Loans in inverse order of maturity.

         2.04 REDUCTION OR TERMINATION OF COMMITMENTS.

                  (a) On the Closing Date, the Combined Commitments shall be reduced by an amount equal to the Commitments Reduction Amount and each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share of such amount.

                  (b) If Borrower does not Borrow, or fails to satisfy the conditions for Borrowing the amounts described in Section 2.01(c) on or before December 15, 2000, the Combined Commitments shall automatically be reduced by $23,000,000 (or the undrawn amount, if less) and each of the unfunded Commitments of Lenders, if any, shall be reduced by an amount equal to such Lender's Pro Rata Share, if any, of such amount; provided, however, that any Lender receiving an assignment of a Loan, without any obligation to fund on account of a Commitment shall have no reduction in its Pro Rata Share, to the extent applicable.

         2.05 PRINCIPAL AND INTEREST; DEFAULT RATE.

                  (a) If not sooner paid (including repayments pursuant to Section 2.03), Borrower agrees to pay the outstanding principal amount of each Loan on the Maturity Date.

                  (b) Subject to subsection (e) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before, during and after a Default or an Event of Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each applicable Interest Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus the Applicable Margin.

                  (c) Each Offshore Rate Loan shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the Offshore Rate determined for such day plus the Applicable Margin. Borrower will have the option of Offshore Rate Loans with terms of 1, 2, 3 or 6 month, and Borrower will be allowed a maximum of ten (10) Offshore Rate Loans at any one time.

                  (d) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (e) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be payable upon demand.

         2.06 FEES.

         Borrower shall pay to Administrative Agent certain fees as and when designated in the Fee Letters. The Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders, an unused fee of 50 basis points per annum, calculated on the average daily unused portion of the Combined Commitments commencing on the Closing Date and payable monthly in arrears; provided, however, no such unused fee shall be payable to those Lenders described in the last proviso of Section 2.04(c).

         2.07 COMPUTATION OF INTEREST AND FEES.

         Computation of all types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.08 MAKING PAYMENTS.

                  (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

                  (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.02, as amended from time to time by such Lender.

                  (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

                  (d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

                           (i) if Borrower failed to make such payment, each
                  Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

                           (ii) if any Lender failed to make such payment,
                  Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.09 FUNDING SOURCES.

         Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.10 COLLATERAL.

         The payment and performance of the Obligations are and shall be secured by the Pledged Collateral.

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY.

         3.01 TAXES.

                  (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which Administrative Agent or such Lender is organized, maintains a Lending Office or otherwise does business, or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as a "Tax" or "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made (such increase, an "Additional Amount"), (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless and except to the extent such Taxes or Other Taxes were imposed solely as a result of the gross negligence or willful misconduct of Administrative Agent or Lender.

                  (d) Each Lender which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:

                           (i) such Lender shall, no later than the Closing Date
                  (or, in the case of a Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto), deliver to Borrower through Administrative Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                           (ii) if at any time such Lender makes any changes
                  necessitating a new form, such Lender shall with reasonable promptness deliver to Borrower through Administrative Agent in replacement for, or in addition to, the forms previously delivered by such Lender hereunder, two (2) accurate and complete signed originals of Form 4224, or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                           (iii) such Lender shall, before or promptly after the
                  occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender, deliver to Borrower through Administrative Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001, as appropriate, in replacement of the forms previously delivered by such Lender; and

                           (iv) such Lender shall, promptly upon Borrower's
                  reasonable request to that effect, deliver to Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                  (e) Borrower shall not be required to pay any Additional Amounts in respect of United States Federal or state income tax pursuant to this
Section 3.01 to any Lender or any duly appointed assignee for the account of any Lending Office of such Lender or assignee:

                           (i) if the obligation to pay such Additional Amounts
                  arises as a result of a failure by such Lender or assignee to comply with its obligations under this Section 3.01 in respect of such Lending Office;

                           (ii) if such Lender or assignee shall have delivered
                  to Borrower a Form 4224 in respect of such Lending Office pursuant to this Section 3.01, and such Lender or assignee shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                           (iii) if such Lender or assignee shall have delivered
                  to Borrower a Form 1001 in respect of such Lending Office pursuant to this Section 3.01, and such Lender or assignee shall not at any time be entitled to reduction, partial exemption or exemption from deduction or withholding of United States federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                  (f) If, at any time, Borrower requests any Lender to deliver any forms or other documentation pursuant to this Section 3.01, then Borrower shall, on demand of such Lender, through Administrative Agent reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

                  (g) If Borrower is required to pay Additional Amounts to Administrative Agent or any Lender pursuant to this Section 3.01, then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         3.02 ILLEGALITY.

         If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES.

         If, in connection with any Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

                  (a) If any Lender determines that any Laws:

                           (i) subject such Lender to any Tax, duty, or other
                  charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which Taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

                           (ii) shall impose or modify any reserve, special
                  deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore
                  Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

                           (iii) shall impose on such Lender or on the offshore
                  Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 BREAKFUNDING COSTS.

         Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any Continuation, Conversion, payment or prepayment of any Offshore Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Offshore Rate Loan on the date or in the amount notified by Borrower;

         including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Offshore Rate Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         A certificate of Administrative Agent claiming compensation under this
Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent may use any reasonable averaging and attribution methods. For purposes of this Section 3, a Lender shall be deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

         3.07 SURVIVAL.

         All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.

SECTION 4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.

         4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT.

         The obligation of each Lender to make the initial Extension of Credit is subject to satisfaction of the following conditions precedent:

                  (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters, or items specified in subsections (iv) or
(v) below, that the Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Closing Date), Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated on or about the Closing Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

                  (i) Executed counterparts of this Agreement and each other Loan Document, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

                  (ii) Committed Loan Notes executed by Borrower in favor of each Lender requesting a Committed Loan Note, each in a principal amount equal to that Lender's Pro Rata Share;

                  (iii) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                  (iv) Such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including, without limitation, certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

                  (v) A certificate signed by a Responsible Officer of Borrower certifying that (A) the conditions specified in Sections 4.01(e), 4.01(f) and 4.01(g) have been satisfied and (B) there has been no event or circumstances since the date of the Audited Financial Statements which has a Material Adverse Effect;

                  (vi) Opinions of Counsel to the Borrower Parties substantially in the form of Exhibit F hereto;

                  (vii) Execution and delivery of the Second Amended and Restated Credit Agreement with respect to the Revolving Credit Agreement satisfactory to Administrative Agent;

                  (viii) Execution and delivery of the Intercreditor Agreement;

                  (ix) Audited consolidated financial statements of the Borrower, the REIT for fiscal years 1998 and 1999 and of Preferred Stock Subsidiaries for fiscal year 1999 only, and unaudited interim consolidated financial statements of the Borrower, the REIT and Preferred Stock Subsidiaries for each fiscal quarter following December 31, 1999, as available, which shall be reasonably satisfactory to Lenders;

                  (x) Written business plans for Borrower's fiscal years 2000-2002 in such detail as reasonably required by Administrative Agent including, among other things, written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the Maturity Date, which shall be reasonably satisfactory to Lenders;

                  (xi) A certification and written analysis of the chief financial officer or treasurer of Borrower which, to Lender's satisfaction, evidences that Borrower and its Subsidiaries are, and shall remain through and including the Maturity Date, Solvent after giving effect to the Loans, the Oxford Acquisition, and the other transactions contemplated thereby;

                  (xii) Borrower shall have certified to Administrative Agent, and provided Administrative agent with evidence satisfactory to Administrative Agent of, the aggregate amount of Net Disposition Proceeds, Net Refinancing Proceeds, Net Issuance Proceeds and Net Indebtedness Proceeds generated from and after July 31, 2000 to and immediately prior to the Closing Date;

                  (xiii) Evidence satisfactory to Administrative Agent that Borrower shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected first priority security interest in the Pledged Collateral comprising the Oxford Pledged Collateral and a perfected second priority security interest in the Pledged Collateral comprising the Non-Oxford Pledged Collateral. Such actions shall include the following:

                           (1) Delivery to Administrative Agent of accurate and
                  complete schedules to all of the applicable Collateral Documents; and

                           (2) Delivery to Administrative Agent of (a)
                  certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Borrower Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Pledged Collateral;

                  (xiv) Evidence reasonably satisfactory to Administrative Agent of the prohibitions or restrictions on assignment, hypothecation, pledging or other encumbrance with respect to the Oxford Pledged Collateral, if any;

                  (xv) A pro forma Compliance Certificate for the succeeding two years after the Closing Date, which shall be in form and substance satisfactory to Administrative Agent; and

                  (xvi) A pro forma consolidated balance sheet of the Borrower as of June 30, 2000, adjusted to give effect to the closing of the Oxford Acquisition and the financings contemplated thereby as if such transactions had occurred as of such date.

                  (b) Any fees required to be paid on or before the Closing Date shall have been paid, including all fees referred to in Section 2.06;

                  (c) Administrative Agent shall have received evidence satisfactory to it that the fees and related costs incurred in connection with the Loan, the Oxford Acquisition, and all other transactions contemplated thereby have not, and are not reasonably expected to, exceed $13,000,000 in the aggregate unless Borrower shall pay amounts in excess of $13,000,000 with funds other than Loan proceeds;

                  (d) Administrative Agent shall have received evidence satisfactory to it that HUD has approved the transfer of Oxford Assets contemplated by the Acquisition Agreement to occur on the Closing Date, to the extent HUD's approval is required; provided, however, that such approval shall not be required with respect to the Oxford Assets which are subject to a post-closing escrow pursuant to the Acquisition Agreement, which Oxford Assets are set forth on Schedule 4.01(d);

                  (e) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date (other than any representations and warranties made as of a specified date, which shall only be required to be correct as of such specified date);

                  (f) The results of a recent lien search in each relevant jurisdiction indicating that there are no Liens on the Oxford Pledged Collateral except for Liens securing Indebtedness listed on Schedules 7.01(d), (i), (k), or
(m), or Indebtedness or Liens otherwise permitted under this Agreement or described on Schedule 4.01(f);

                  (g) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party and any other material document relating to any other material financial obligation except as disclosed To The Best Knowledge of Borrower on Schedule 5.03-B attached hereto, and no Default or Event of Default shall have occurred and be continuing;

                  (h) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent);

                  (i) Administrative Agent shall have received evidence reasonably satisfactory to it that all conditions to the closing and consummation of the Oxford Acquisition (other than with respect to the Oxford Assets subject to a post-closing escrow pursuant to the Acquisition Agreement, which Oxford Assets are set forth on Schedule 4.01(d), or the Partnership Tenders) shall have been irrevocably satisfied or irrevocably waived.

                  (j) Such other assurances, certificates, documents, consents or opinions as Administrative Agent, or the Requisite Lenders reasonably may require.

         4.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in Section 2, the obligation of each Lender to make any Extension of Credit is subject to the following conditions precedent:

                  (a) the representations and warranties of Borrower contained in Section 5, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of

Credit, except to the extent that such representations and warranties specifically refer to any earlier date.

                  (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

                  (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

                  (d) With respect to any Extension of Credit related to the Partnership Tenders, Administrative Agent shall have received a written certification reasonably satisfactory to Administrative Agent from a Responsible Officer of Borrower describing in reasonable detail the costs incurred or to be incurred in connection with such Partnership Tenders and the proposed application of the Loan proceeds requested in connection therewith.

         Each request for an Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied and on and as of the date of such Extension of Credit.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Administrative Agent and Lenders that:

         5.01 EXISTENCE AND QUALIFICATION; POWER.

         Each Borrower Party is a corporation, partnership, real estate investment trust or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right, and all governmental licenses, authorizations, consents and approvals, to own and operate its Properties, to lease the Properties it operates and to conduct its business, is duly qualified and licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of Properties or the conduct of its business requires such qualification, except, with respect to Borrower Parties that are not Management Entities, where a failure to be so qualified or to obtain such licenses, consents and approvals would not reasonably be expected to have a Material Adverse Effect.

         5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. All approvals, consents, exemptions or authorizations of, filings with, notices to or other acts by or in respect of any Governmental Authority which are necessary or required in connection with the Oxford Acquisition, the Borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, or are advisable within the reasonable discretion of Administrative Agent, have been obtained, except where (i) the failure to obtain such approval will not have a Material Adverse Effect and (ii) all applicable waiting periods have expired without any enforcement action being taken or threatened by any such Governmental Authority. The Loan Documents have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.03 NO LEGAL BAR.

         The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, except with respect to the transfer or pledging of the Oxford Assets, as disclosed To The Best Knowledge Of Borrower on Schedule 5.03-A, (ii) any applicable material Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator (except for governmental consents required in connection with the realization on the Pledged Collateral which is subject to regulation by applicable Governmental Authorities), or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, except with respect to the transfer or pledging of the Oxford Assets, as disclosed To The Best Knowledge Of Borrower on
Schedule 5.03-B, or (b) constitute a default under any such agreement or instrument (except for non-monetary defaults concerning the Oxford Assets and third party and governmental consents required in connection with the exercise of remedies under the Loan Documents), or (c) result in, or require, the creation or imposition of any Lien on any of the Properties of such Borrower Party or any of its Subsidiaries, except as required under the Loan Documents and the Revolver Loan Documents.

         5.04 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

                  (a) The Audited Financial Statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein; (ii) are complete and accurate and fairly present the financial condition of the REIT as of the date thereof and the results of operations for the period covered thereby in accordance with GAAP, except as otherwise expressly noted therein; and (iii) together with the Form 10-K and Form 10-Q filings of the REIT, show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments, Contractual Obligations and Indebtedness in accordance with GAAP or which are required to be disclosed under SEC rules and regulations.

                  (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has had a Material Adverse Effect.

         5.05 LITIGATION.

         Except as disclosed in Schedule 5.05, no action, suit, litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the Knowledge of Borrower, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their Properties or revenues which (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 NO DEFAULT.

         Neither any Borrower Party nor any of their respective Subsidiaries are in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such other defaults, would reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

         5.07 OWNERSHIP OF PROPERTY; LIENS.

         Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property necessary or used in the ordinary conduct of their respective businesses, taken as a whole, and each Borrower Party and their respective Subsidiaries have good and marketable title to all their other Property, and none of such Property is subject to any Lien, in each case except as permitted in Section 7.02 and for such defects in title which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.08 TAXES.

         Borrower and its Subsidiaries have filed all Federal and other material tax returns and material reports that are required to be filed, except with respect to the Oxford Assets during the Transition Period and where the failure to make any such filing would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Report, (i) all tax returns filed by Borrower and its Subsidiaries are complete and correct in all material respects, except during the Transition Period with respect to the Oxford Assets where any such incompleteness or inaccuracy would not reasonably be expected to have a Material Adverse Effect; (ii) Borrower and its Subsidiaries, with respect to the Oxford Assets only during the Transition Period, To The Best Knowledge Of Borrower, have paid all material taxes, assessments, fees and other governmental charges for which they are liable and that are due and payable and have fully satisfied any material taxes, assessments, fees, and other governmental charges levied or imposed upon them or their Properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no material "notice of lien" or similar document or instrument has been filed or recorded, except with respect to any taxes not yet due or payable;
(iii) there is no proposed tax assessment against Borrower or any of its Subsidiaries which, if the assessment were made, would reasonably be expected to have a Material Adverse Effect; and (iv) Borrower and its Subsidiaries have no primary, secondary or other liability for taxes of any kind, with respect to the Oxford Assets only during the Transition Period, To The Best Knowledge Of Borrower, arising with respect to any individual, trust, corporation, partnership or other entity as to which Borrower or any of its Subsidiaries is directly or indirectly liable for taxes of any kind incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations section 1.1502-6, or pursuant to any other Law. Neither Borrower nor any of its Affiliates is (nor has it ever been) a party to any tax sharing agreement other than as disclosed on Schedule 5.08.

         5.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; REIT AND TAX STATUS; STOCK EXCHANGE LISTING.

                  (a) No Borrower Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

                  (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935,
(ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940 or (iii) is subject to regulations under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                  (c) Neither Borrower nor any Wholly-Owned Subsidiary is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  (d) The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. Borrower is not an association taxable as a corporation under the Code. The shares of common Stock of the REIT are listed on the NYSE.

         5.10 ERISA COMPLIANCE.

                  (a) Schedule 5.10 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to Administrative Agent and the Lenders are true and complete in all material respects.

                  (b) Each Qualified Plan, and To The Best Knowledge Of Borrower each Multiemployer Plan, is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

                  (c) Each Qualified Plan and, and To The Best Knowledge Of Borrower, Multiemployer Plan has been determined by the IRS to qualify under
Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and To The Best Knowledge Of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                  (d) Except as disclosed in Schedule 5.10, neither Borrower nor any ERISA Affiliate has any outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor To The Best Knowledge Of Borrower, with respect to any Multiemployer Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute.

                  (e) Except as disclosed in Schedule 5.10, no Qualified Plan subject to Title IV of ERISA, and To The Best Knowledge Of Borrower, no Multiemployer Plan has any Unfunded Pension Liability.

                  (f) Except as disclosed in Schedule 5.10, no member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

                  (g) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the Code.

                  (h) Except as disclosed in Schedule 5.10, no ERISA Event has occurred or is reasonably expected to occur with respect to any Qualified Plan, or, To The Best Knowledge Of Borrower, any Multiemployer Plan.

                  (i) There are no pending or, to the Knowledge of Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which Borrower may be directly or indirectly liable, through indemnification obligations or otherwise.

                  (j) Except as disclosed in Schedule 5.10, neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                  (k) Except as disclosed in Schedule 5.10, neither Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than Borrower or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  (l) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would reasonably be expected to have a Material Adverse Effect.

         5.11 INTANGIBLE ASSETS.

         Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in, or with respect to the Oxford Assets only, are necessary for, the conduct of their respective businesses as now operated, and none of such items, To The Best Knowledge Of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict would reasonably be expected to have a Material Adverse Effect.

         5.12 COMPLIANCE WITH LAWS.

         Each Borrower Party and its Subsidiaries are in substantial compliance in all material respects with all Laws that are applicable to it.

         5.13 ENVIRONMENTAL COMPLIANCE.

                  (a) Environmental Laws. Except as disclosed in Schedule 5.13 or in the SEC Report, the operations and Properties of Borrower, the REIT, the Management Entities and their Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance affecting any Properties as would not result in liability which would reasonably be expected to result in a Material Adverse Effect.

                  (b) Environmental Permits. Except as described in Schedule
5.13 or in the SEC Report, Borrower, the REIT, the Management Entities and their Subsidiaries have obtained and maintained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits"), other than such Environmental Permits the failure to obtain or maintain which would not reasonably be expected to cause a Material Adverse Effect. All such Environmental Permits are in good standing, and each such Person is in compliance with all terms and conditions thereof, except, with respect to Persons that are not Management Entities, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

                  (c) Orders. Except as specifically disclosed in Schedule 5.13 or in the SEC Report, there are no outstanding written orders from or agreements with any Governmental Authority nor any judicial or docketed administrative proceedings respecting any Environmental Law, Environmental Claim or Hazardous Material to which Borrower, the REIT, any Management Entity, any of their Subsidiaries, or any of such Person's Properties or operations that would reasonably be expected to have a Material Adverse Effect.

                  (d) Hazardous Materials. Except as disclosed in Schedule 5.13 or in the SEC Report, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, that would reasonably be expected to have a Material Adverse Effect. In addition, (i) there are not located on the Properties underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or emitting Hazardous Materials whether on-or off-site, and (ii) Borrower, the REIT, the Management Entities and their Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment to the extent required under any Environmental Laws and have met all notification requirements under Title III of CERCLA and all other Environmental Laws that in each case would reasonably be expected to have a Material Adverse Effect.

         5.14 INSURANCE.

         The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Borrower Party or such Subsidiary operates, provided that with respect to the Oxford Assets the foregoing representation is limited to The Best Knowledge Of Borrower.

         5.15 OMITTED.

         5.16 SUBSIDIARIES; INTERESTS IN OTHER ENTITIES; CHANGES IN ORGANIZATIONAL STRUCTURE.

         Neither Borrower, nor the REIT, nor any of their respective Subsidiaries has any interest in any corporation, partnership or other entity, except (i) as disclosed in the Organizational Chart set forth as Schedule 5.16 (other than nondisclosures which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), and (ii) for interests acquired after the date of this Agreement in compliance with Sections 7.03, 7.04 and 7.05 hereof.

         5.17 MATTERS RELATING TO PLEDGED COLLATERAL.

                  (a) Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Borrower and the other applicable Borrower Parties, together with (i) the actions taken on or prior to the date hereof pursuant to Section 4.01(xiii), and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the Borrower Pledge Agreement (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the Borrower Pledge Agreement in respect of any Pledged Collateral), a valid and perfected first priority Lien on all of the Oxford Pledged Collateral and a valid and perfected second priority lien on all of the Non-Oxford Pledged Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and applicable priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

                  (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by Borrower or any other Borrower Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Pledged Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 5.17(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities or, to the extent applicable, HUD or other approvals required in connection with the foreclosure on or other realization with respect to Oxford Assets which directly or indirectly involve real Property encumbered by HUD mortgages or regulatory agreements or properties regulated by HUD, a state housing finance agency, or laws generally affecting the operation of properties as nursing homes or assisted living facilities.

                  (c) Absence of Third-Party Filings. Except such as may have been filed in favor of (i) Administrative Agent as contemplated by Section 5.17(a), or (ii) in connection with the Revolving Loan Documents or as identified in Schedule 4.01(f), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any filing or recording office;

                  (d) Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (e) Information Regarding Pledged Collateral. All information supplied to Administrative Agent by or on behalf of any Borrower Party with respect to the Pledged Collateral is accurate and complete in all material respects.

         5.18 DISCLOSURE.

         None of the representations or warranties made by any Borrower Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any such Person in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. There is no fact, To The Best Knowledge Of Borrower, which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of Borrower, the REIT, the Management Entities, and the Subsidiaries, taken as a whole, that has not been disclosed herein, in the SEC Reports, or in other documents, certificates and statements furnished to Administrative Agent and each Lender (to the extent required hereunder) hereunder or pursuant hereto. The copies of all documents delivered to Administrative Agent and/or the Lenders from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to Administrative Agent and/or the Lenders, as applicable.

SECTION 6. AFFIRMATIVE COVENANTS.

         So long as any Extension of Credit remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of its Subsidiaries or the REIT, as the case may be, to:

         6.01 FINANCIAL STATEMENTS.

         Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Requisite Lenders:

                  (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year, consolidated balance sheets of the REIT, Borrower and of the Preferred Stock Subsidiaries on a combined basis, in each case as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, including the REIT's and AIMCO's SEC Form 10-K for such period, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and unqualified opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Requisite Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Requisite Lenders;

                  (b) as soon as available, but in any event within forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated balance sheets of the REIT, Borrower and of the Preferred Stock Subsidiaries on a combined basis, in each case as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the REIT's, Borrower's or such Preferred Stock

Subsidiaries' fiscal year then ended, as the case may be, including the REIT's and AIMCO's SEC Form 10-Q for such period, all in reasonable detail and certified by at least two Responsible Officers of the REIT, Borrower or such Preferred Stock Subsidiaries, as the case may be, that such financial statements are complete and correct and fairly present the financial condition, results of operations and cash flows of the REIT, Borrower or such Preferred Stock Subsidiaries, as the case may be, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

                  (c) as soon as available, but in any event not less than ninety (90) days after the beginning of each fiscal year, copies of Borrower's business plan for such fiscal year in form and substance satisfactory to Administrative Agent; and

                  (d) as soon as available, but in any event not less than forty-five (45) days after the end of each fiscal quarter, the REIT's consolidated financial projections for the current and the succeeding three fiscal quarters, as prepared by the REIT's Chief Financial Officer and in a format and with such detail as Administrative Agent may require.

         6.02 CERTIFICATES, NOTICES AND OTHER INFORMATION.

         Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Requisite Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (1) a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, with such supporting information as may be requested by Administrative Agent, (2) an updated Schedule 1.01A (GP Loans), which updated schedule will identify each GP Loan and, with respect to each such GP Loan, its original amount, carrying value, write-off amount, pro rata share owned (directly or indirectly) by Borrower and such other information as Administrative Agent may reasonably request, (3) an updated
Schedule 1.01B (Guarantors), which updated schedule will identify each Guarantor and Oxford Guarantor and such Guarantor's pro rata share of Total Corporate EBITDA (provided that the Management Entities' pro rata shares of Total Corporate EBITDA may be combined for purposes of this updated Schedule 1.01B,
(4) an updated Schedule 1.01-D (Construction/Renovation Properties), which updated schedule will identify all information regarding the aggregate book value of all Construction/Renovation (separating New Construction from renovation, rehabilitations and expansions) and all Real Property Assets Under Development, in each case including information with respect to the aggregate expenditures made to date, (5) an updated Schedule 1.01E (Collateral), which updated schedule will identify all Oxford Pledged Collateral and Non-Oxford Pledged Collateral as of the period covered by such Compliance Certificate, (6) an updated Schedule 7.01(m) (Existing Cross-Collateralized and Cross-Defaulted Indebtedness), which updated schedule will identify all cross-collateralized and cross-defaulted Indebtedness of the REIT, Borrower and their Subsidiaries and the aggregate outstanding principal amount thereof, and (7) an updated Schedule I to the Borrower Pledge Agreement, together with the delivery of such Pledged Collateral and the Pledge Amendment (defined in the Borrower Pledge Agreement) to cause Borrower to be in compliance with Section 5.17 hereof as of the date of such Compliance Certificate;

                  (c) promptly after delivery by the Person providing the same, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the REIT by independent accountants in connection with the accounts or books of the REIT or any of its Subsidiaries, or any audit of any of them;

                  (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the REIT, and copies of all annual, regular, periodic and special reports and registration statements which the REIT may file or be required to file with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

                  (e) promptly after the occurrence thereof, notice of any Default or Event of Default, and the occurrence or existence of any event or circumstance that is likely to become a Default or Event of Default and each such notice shall describe with particularity the clause or provision of this Agreement or other Loan Document that has been breached or violated;

                  (f) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party (i) where the amount involved exceeds the Threshold Amount, (ii) in which injunctive relief or similar relief is sought, which relief, if granted, would reasonably be expected to have a Material Adverse Effect; (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document or (iv) required to be reported to the SEC pursuant to the Exchange Act;

                  (g) promptly after the occurrence of any of the following ERISA events affecting Borrower or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with any Governmental Authority and any notice delivered by a Governmental Authority to Borrower or any member of its Controlled Group with respect to such event, notice of any of the following:

                           (i) an ERISA Event where the aggregate liability is
                  likely to exceed $1,000,000;

                           (ii) the adoption of any new Plan that is subject to
                  Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

                           (iii) the adoption of any amendment to a Plan that is
                  subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                           (iv) the commencement of contributions by any member
                  of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

                  (h) promptly after the occurrence thereof, notice of any Material Adverse Effect;

                  (i) notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries;

                  (j) promptly after the occurrence thereof, notice of (i) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower, the REIT, any Management Entity or any of their Subsidiaries or any of their Properties pursuant to any Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Properties of Borrower, the REIT, any Management Entity or any of their Subsidiaries that could reasonably be anticipated to cause such Properties (or any portion thereof) to be subject to any material restrictions on ownership, occupancy, transferability or use under any Environmental Laws, in each case only to the extent any of the foregoing would reasonably be expected to have a Material Adverse Effect;

                  (k) promptly after the occurrence thereof, notice of the consummation of any material Investment or Disposition, of any material issuance of Stock of the REIT (other than upon the tender of any Partnership Units for redemption or the conversion of any employee stock options) or Partnership Units, of any incurrence of material Indebtedness or of any other material transaction entered into, by Borrower, the REIT, any Management Entity or any of their Subsidiaries; and change in any executive officer of the REIT;

                  (l) promptly after the occurrence thereof, notice of the failure of the REIT to maintain REIT Status or of any existing Subsidiary of the REIT to maintain its status as a qualified REIT subsidiary under the Code, if and to the extent required by applicable law;

                  (m) upon the request of Administrative Agent, any subsequent revisions to the Organizational Chart;

                  (n) promptly after receipt of any notice by Borrower, the REIT, any Management Entity or any of their Subsidiaries of any default under any Indebtedness or Guaranty Obligation described in Section 8.01(f), notice of such default; and

                  (o) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

Each notice pursuant to Sections 6.02(e) through (l) and (n) shall be accompanied by a statement of two (2) Responsible Officers of Borrower or the REIT, as the case may be, setting forth details of the occurrence referred to therein and, if applicable, the provisions of this Agreement affected, and stating what action Borrower or the REIT, as the case may be, has taken and proposes to take with respect thereto.

         6.03 PAYMENT OBLIGATIONS.

         Pay and discharge as the same shall become due and payable and otherwise comply with all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its Properties, except for any such tax, assessment, charge or levy which is (i) an Ordinary Course Lien under Subsection (b) of the definition of such term or (ii) being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon any Property of any Borrower Party or its Subsidiaries, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) payment and/or performance of all Contractual Obligations (including any payments of preferred stock dividends); provided, however, with respect to any Person that is not a Management Entity, then only to the extent the failure to do any of the foregoing could reasonably be expected to have a Material Adverse Effect.

         6.04 PRESERVATION OF EXISTENCE.

         Preserve and maintain in full force and effect (i) its partnership, corporate or other organizational existence and good standing under the laws of its state or jurisdiction of organization, and (ii) its licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect; provided, however, that with respect to any Person that is not a Management Entity, then only to the extent that the failure to do any of the foregoing would reasonably be expected to have a Material Adverse Effect.

         6.05 MAINTENANCE OF PROPERTIES.

         Maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good order and condition in accordance with Borrower's past practices, subject to wear and tear in the ordinary course of business, and not permit any waste of its Properties.

         6.06 MAINTENANCE OF INSURANCE.

         Maintain, with financially sound and reputable independent insurers, insurance with respect to their Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including liability insurance specifically insuring Borrower and its Wholly Owned Subsidiaries from any tort, legal or other liability resulting from their participation as general partners in partnerships which own Property, workers' compensation insurance, public liability and property and casualty insurance (which amount shall not be reduced in the absence of 30 days' prior notice to Administrative Agent), and upon the request of Administrative Agent, furnish Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than twice per calendar year) a certificate signed by at least two (2) Responsible Officers of Borrower (and, if requested by Administrative Agent, any insurance broker of Borrower or the REIT) setting forth the nature and extent of all insurance maintained by Borrower, the REIT, the Management Entities and each of their Subsidiaries in accordance with this Section 6.06 (and which, in the case of a certificate of a broker, was placed through such broker).

         6.07 COMPLIANCE WITH LAWS.

                  (a) Comply, in all material respects, with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

                  (b) Conduct its operations and keep and maintain its Properties in compliance in all material respects with all Environmental Laws, and upon the written request of Administrative Agent or any Lender, submit to Administrative Agent and the Lenders, at Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.02(j) that could, individually or in the aggregate, result in liability in excess of $10,000,000.

         6.08 INSPECTION RIGHTS.

         At any time during regular business hours and as often as reasonably requested, upon no less than forty-eight (48) hours advance notice to Borrower, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management, all at the expense of Borrower; provided, however, that when an Event of Default exists, Administrative Agent may visit and inspect at the expense of Borrower such Properties at any time during business hours and without advance notice.

         6.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

         Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

         6.10 COMPLIANCE WITH ERISA.

         Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; and (b) make all required contributions to any Plan subject to Section 412 of the Code.

         6.11 COMPLIANCE WITH AGREEMENTS.

         Comply and cause each Guarantor to comply with their respective Organization Documents. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

         6.12 USE OF PROCEEDS.

         Use the proceeds of Extensions of Credit for funding the costs of the Oxford Acquisition and Partnership Tenders as permitted under this Agreement.

         6.13 COMMUNICATION WITH ACCOUNTANTS.

         While any Event of Default is continuing, authorize Administrative Agent and any Lender to communicate directly with Borrower's independent accountants and authorizes such accountants to disclose to such Persons any and all financial statements and other information of any kind, including the substance of any oral information or conversation that such accountants may have with respect to the business, financial condition and other affairs of Borrower.

         6.14 MAINTENANCE OF REIT STATUS; STOCK EXCHANGE LISTING.

         With respect to the REIT, maintain its REIT Status and maintain its common Stock listing on the NYSE, American Stock Exchange or Nasdaq Stock Exchange.

         6.15 SOLVENCY.

         Remain Solvent.

         6.16 FURTHER ASSURANCES.

                  (a) Full Disclosure. Ensure that all other written information, exhibits and reports furnished to Administrative Agent or any Lender by Borrower, the REIT, any Management Entity or any of their Subsidiaries do not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                  (b) Further Acts. Promptly upon request by Administrative Agent or the Requisite Lenders, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan

Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted under any Loan Document, or any other document executed in connection herewith or therewith.

                  (c) Additional Guarantors. Promptly upon (i) the formation by the REIT and/or Borrower of any Person which is a Material Entity, (ii) any Person in which the REIT and/or Borrower owns any equity interest becoming a Material Entity or (iii) the acquisition by the REIT and/or Borrower of any Person which constitutes a Material Entity after giving effect to such acquisition, in each case after the Closing Date, Borrower shall indicate if such Person is an Oxford Guarantor, and shall cause such Person (so long as such Person is not prohibited from doing so by law or contractual obligations) to deliver to Administrative Agent for the ratable benefit of the Lenders a guaranty of the Obligations in the form attached hereto as Exhibit H-1-1, H-1-2, H-2-1 or H-2-2, as applicable. Concurrently with the delivery of such guaranty, Borrower shall deliver to Administrative Agent with respect to such Person the same documents and other instruments required to be delivered pursuant to clauses (iii) and (iv) of Section 4.01(a) and an opinion of counsel, in form and substance satisfactory to Administrative Agent. All such agreements, documents and other instruments required to be delivered to Administrative Agent pursuant to this Section 6.16(c) shall be delivered collectively at the same time a Compliance Certificate is delivered to Administrative Agent pursuant to Section 6.02(b). Additionally, Borrower shall cause such additional Subsidiaries of the REIT and/or Borrower and/or such other Persons in which the REIT and/or Borrower owns any equity interest to become a Guarantor pursuant to this Section 6.16(c) so that at all times the Guarantors (together with AIMCO/Bethesda and NHP Management), collectively, represent not less than 75% of Total Corporate EBITDA for the immediately preceding fiscal quarter.

         6.17 UNCONSOLIDATED PARTNERSHIP DISTRIBUTIONS.

         Cause the REIT, each Guarantor or their respective Subsidiaries with an equity interest in any Person to use its best efforts to cause such Person to make regular distributions of Net Operating Income of such Person in accordance with such Person's partnership, operating or incorporation agreements and sound business practices.

         SECTION 7. NEGATIVE COVENANTS.

         So long as any Extension of Credit remains unpaid, or any other Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, and shall not permit any of the other Borrower Parties nor any of their respective Subsidiaries to, directly or indirectly:

         7.01 INDEBTEDNESS.

         Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Ordinary Course Indebtedness;

                  (b) Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                  (c) Intra-Company Debt;

                  (d) Indebtedness of Borrower, the Guarantors and their Subsidiaries (whether secured or unsecured) which is outstanding on the date hereof and is listed on Schedule 7.01(d), and is Recourse to Borrower, the Guarantors or any of their Subsidiaries (but excluding Indebtedness under the Loan Documents and the Revolving Loan Documents) in an aggregate principal amount not to exceed at any time the lesser of (i) $120,000,000 and (ii) the maximum amount permitted to be drawn under any such Recourse Indebtedness existing on the date hereof which amount is listed on Schedule 7.01(d); provided, however that once any such debt permitted pursuant to this Section 7.01(d) is repaid, Borrower, the Guarantors and their Subsidiaries will not be permitted to refinance, restructure or otherwise incur any additional Recourse Indebtedness in respect thereof;

                  (e) Secured Indebtedness of Borrower, the Guarantors and their Subsidiaries which is not Recourse to Borrower, the Guarantors or any of their Subsidiaries; provided, however, that with respect to any real Property which is owned by a Person comprising the Oxford Pledged Collateral, such Secured Indebtedness entered into after the Closing Date shall not contain provisions prohibiting or restricting the pledge of the Pledged Collateral required under the Loan Documents; provided further, however, that, notwithstanding the foregoing, in all events the Indebtedness listed on Schedule 7.01(e) shall be permitted;

                  (f) Endorsements for collection or deposit in the Ordinary Course of Business;

                  (g) Unsecured Swap Agreements entered into by Borrower with respect to variable rate Indebtedness permitted hereunder;

                  (h) Indebtedness of the REIT, Borrower and their Subsidiaries consisting of "exceptions to nonrecourse" guaranties of non-Recourse Indebtedness otherwise permitted under this Section 7.01 or of other Indebtedness permitted under this Section 7.01; provided that "exceptions to non-recourse" shall include the types of additional exceptions customarily required by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation from time to time in its standard form loan documentation;

                  (i) Indebtedness (other than any Indebtedness otherwise permitted under clauses (a) through (h) of this Section 7.01) outstanding on the date hereof and listed on Schedule 7.01(i);

                  (j) Any refinancings, refundings, renewals or extensions of any Indebtedness permitted under Sections 7.01(d), (e) or (i); provided, however, that any such refinancing, refunding, renewal or extension shall not cause the financial or other material covenants, when taken as a whole, to be significantly more restrictive than (A) those existing in the applicable credit documentation prior to such renewal, refinancing or extension or (B) the comparable covenants in this Agreement;

                  (k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the Ordinary Course of Business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness which Indebtedness existing on the date hereof is listed on Schedule 7.01(k);

                  (l) Variable rate Indebtedness (but excluding such variable rate Indebtedness that is covered by unsecured Swap Agreements permitted under
Section 7.01(g) and Indebtedness under the Loan Documents) in an aggregate principal amount not to exceed 30% of Total Combined Debt at any time; provided, however, that such variable rate Indebtedness shall otherwise be Indebtedness permitted under Sections 7.01(d) and (e);

                  (m) Indebtedness which is cross-collateralized with or cross-defaulted to any other Indebtedness in an aggregate principal amount not to exceed 15% of Total Combined Debt at any time; provided, however, that such cross-collateralized or cross-defaulted Indebtedness shall otherwise be Indebtedness permitted under Sections 7.01(d) and (e); provided further that all cross-collateralized and cross-defaulted Indebtedness existing on the date hereof shall be listed on Schedule 7.01(m) and such cross-collateralized and cross-defaulted Indebtedness shall be satisfactory to Administrative Agent; and

                  (n) Indebtedness under the Revolving Loan Documents, including any Guaranty Obligations in connection therewith, and the Loan Documents.

         Nothing contained in this Section 7.01 shall be deemed to excuse any lack of compliance by Borrower, the REIT, or any Subsidiary with the terms of
Section 7.14.

         7.02 LIENS AND NEGATIVE PLEDGES.

         Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens and Negative Pledges existing on the date hereof and any renewals or extensions thereof;

                  (b) Ordinary Course Liens;

                  (c) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution;

                  (d) Liens securing Indebtedness permitted under Sections 7.01(d), (e), (h) or (i) on real and personal Properties and not constituting ownership interests in Borrower or any of the Subsidiaries of Borrower or the REIT;

                  (e) Liens supporting purchase options and Guaranty Obligations permitted by this Agreement;

                  (f) Liens on Property of a Person which becomes a Subsidiary of the REIT, Borrower or any of their respective Subsidiaries after the date hereof securing Indebtedness permitted by Sections 7.01(d) or (e); provided that
(i) such Liens existed at the time such Person become a Subsidiary of the REIT, Borrower or any of their respective Subsidiaries and were not incurred or otherwise created in anticipation thereof, and (ii) any such Lien is not expanded to cover any other Property of such Person after the time such Person becomes a Subsidiary of the REIT, Borrower or any of their respective Subsidiaries;

                  (g) Licenses, leases or subleases granted to other Persons in the Ordinary Course of Business not materially interfering with the conduct of the business of the Borrower Parties taken as a whole;

                  (h) Liens arising from Capital Leases entered into by the Borrower Parties; and

                  (i) Liens and Negative Pledges existing on the date hereof and any renewals or extensions thereof pursuant to the Revolving Credit Agreement and the other Revolving Loan Documents and the Intercreditor Agreement or the Loan Documents.

         Except with respect to specific property encumbered to secure payment of particular Indebtedness, neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its Properties or any stock or assets, whether now owned or hereafter acquired. Except as provided (i) in this Agreement, (ii) with respect to Indebtedness permitted under Section 7.01, (iii) in acquisition agreements, and
(iv) with respect to non-assignment provisions of leases, subleases, licenses and sublicenses, Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (A) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrower or any other Subsidiary of Borrower, (B) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (C) make loans or advances to Borrower or any other Subsidiary of Borrower, or (D) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower.

         7.03 FUNDAMENTAL CHANGES.

                  (a) Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution, except, that so long as no Default or Event of Default exists or would result therefrom:

                           (i) Subsidiaries of Borrower or of the REIT may merge
                  or consolidate with or into, or convey, transfer, lease or otherwise dispose (whether in one transaction or in a series of transactions) of all or substantially all of any of their Properties (whether now owned or hereafter acquired) to, or in favor of, Borrower, the REIT or another Subsidiary of Borrower or of the REIT;

                           (ii) Subsidiaries of Borrower or of the REIT may be
                  liquidated, wound up or dissolved following any conveyance, transfer, lease or other disposition (whether in one transaction or a series of transactions) of all or substantially all of their Properties permitted under Section 7.03(a)(i);

                           (iii) Subsidiaries of Borrower or of the REIT may
                  engage in reverse mergers or internal reorganizations whereby a Subsidiary or Subsidiaries merge into or with one or more Subsidiaries of the Borrower or any Guarantor or any combination thereof; and

                           (iv) Borrower, the REIT or any Subsidiary may merge,
                  or consolidate with another Person; provided that each of the following conditions are satisfied: (1) at the inception of the transaction, Borrower, the REIT or Subsidiary are intended to be and will be the surviving Person after the consummation of the contemplated transaction; (2) to the best Knowledge of Borrower, prior to the consummation of the transaction, the transaction will not cause Borrower to be in breach of the representations and warranties of this Agreement and the other Loan Documents; (3) the transaction will not cause Borrower to be in breach of the covenants of this Agreement and the other Loan Documents, including financial covenants after the consummation thereof; and (4) Borrower provides Administrative Agent with a pro-forma Compliance Certificate that demonstrates that after the consummation of the proposed transaction the Borrower will be in compliance with the financial covenants of this Agreement.

Notwithstanding the foregoing, no Subsidiary shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of another Subsidiary if such transaction would result in a violation of any covenant in this Agreement.

                  (b) Amend its Organization Documents in any respect which is, in the opinion of the Requisite Lenders, materially adverse to the interests of the Lenders. Without limiting the foregoing, under no circumstances (i) shall the Organization Documents of the REIT and Borrower be changed so as to eliminate the transferability of Partnership Units of Borrower for common Stock in the REIT on a one-to-one basis (subject to adjustment as provided in the Organization Documents of the Borrower) or (ii) shall the Organization Documents of a Management Entity be changed so as to eliminate or reduce any obligation to pay preferred Stock dividends, without the prior consent of the Requisite Lenders; provided, however, that consent shall not be required for the foregoing solely to the extent any such changes or amendments are required in connection with the consolidation or merger of any Management Entity into a Wholly-Owned Subsidiary of the Borrower or the REIT and such new or surviving Person provides a Guaranty to the Lenders in accordance with the requirements of Section 6.16(c).

                  (c) Issue any preferred Stock or preferred Partnership Units; provided, however, the REIT or any of its Subsidiaries may issue preferred Stock so long as (i) if such Stock has any mandatory redemption feature or has a redemption feature which is exercisable at the option of the holder thereof (other than a change of control put feature), then the face amount of such Stock shall be deemed Unsecured Debt for all purposes of this Agreement; and (ii) any distributions with respect thereto shall comply with the provisions of this Agreement (including, without limitation, Section 7.07).

                  (d) Change the organizational structure of Borrower, the REIT or any of their respective Subsidiaries from that which is reflected in the Organizational Chart which is, in the reasonable opinion of the Requisite Lenders, materially adverse to any Management Entity, without the prior written consent of the Requisite Lenders, except for mergers and changes in the equity structure of Subsidiaries and the formation or acquisition of Subsidiaries in accordance with this Section 7.03; provided, however, that consent shall not be required for the foregoing solely to the extent any such changes are required in connection with the consolidation or merger of any Management Entity into a Wholly-Owned Subsidiary of the Borrower or the REIT and such new or surviving Person provides a Guaranty to the Lenders in accordance with the requirements of
Section 6.16(c).

                  (e) Terminate the employment of Terry S. Considine and/or Peter K. Kompaniez as Chief Executive Officer and President of the REIT, respectively, or remove either or both of them from such positions without the prior written consent of Requisite Lenders (other than in the event of death or permanent disability).

                  (f) Other than the Oxford Acquisition, acquire by purchase or otherwise all or substantially all of the business or Property of, or Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, where such business, Property, Stock or other evidence of beneficial ownership and/or division or line of business to be acquired has a fair market value in excess of 20% of the Gross Asset Value in effect immediately prior to such acquisition, without the prior written consent of Requisite Lenders.

         7.04 DISPOSITIONS.

         Make any Dispositions, except:

                  (a) Ordinary Course Dispositions;

                  (b) Dispositions permitted by Section 7.03; and

                  (c) Dispositions of Property or Properties which generate Net Disposition Proceeds of $1,000,000 or more; provided that (i) the consideration received for such Property or Properties shall be in an amount at least equal to the fair market value thereof; (ii) any consideration received for such Property or Properties in the form of promissory notes shall be pledged to Administrative Agent pursuant to the Borrower Pledge Agreement; and (iii) the Net Disposition Proceeds of such Dispositions shall be applied as required by Section 2.03(c)(ii).

         7.05 INVESTMENTS.

         Make or maintain any Investments, except:

                  (a) Investments existing on the date hereof;

                  (b) Ordinary Course Investments;

                  (c) Investments permitted by Section 7.03;

                  (d) Investments in Intra-Company Debt permitted under Section 7.01(c);

                  (e) Investments in unsecured Swap Agreements permitted under
Section 7.01(g);

                  (f) Investments in multi-family apartment projects (including those with de minimis commercial aspects) in fee simple or leasehold interests therein or partnership, joint venture interests or other Investments (including capital contributions or partner loans) in Persons that own, directly or indirectly, multi-family apartment projects (including those with de minimis commercial aspects);

                  (g) Investments in Management Entities;

                  (h) Investments in unimproved land with an aggregate book value not to exceed 5% of the Gross Asset Value then in effect;

                  (i) Investments in Stock and Partnership Units with an aggregate book value not to exceed 5% of the Gross Asset Value then in effect; provided, however, any Investment in Stock and Partnership Units made in connection with the Oxford Acquisition, or pursuant to any other provision of this Section 7.05, shall not be subject to this Section 7.05(i);

                  (j) Investments in GP Loans and other mortgage loans with an aggregate book value not to exceed 10% of the Gross Asset Value then in effect;

                  (k) Investments in New Construction with an aggregate undepreciated book value not to exceed 5% of the Gross Asset Value then in effect;

                  (l) Investments in real property not constituting multi-family apartment projects (each a "TEMPORARY INVESTMENT") acquired as part of any Investment in any multi-family apartment project permitted under Section 7.05(f); provided that any such Temporary Investment shall be sold or otherwise disposed of as soon as commercially reasonable after its acquisition; and

                  (m) the Oxford Acquisition and the Partnership Tenders following the Closing Date.

         7.06 LEASE OBLIGATIONS.

         Create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except:

                  (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof; and

                  (b) leases (other than Capital Leases) entered into or assumed by Borrower or any of its Subsidiaries after the date hereof in the Ordinary Course of Business.

         7.07 RESTRICTED PAYMENTS.

                  (a) (i) Declare or make any Restricted Payment or any distribution of any Properties (including cash, rights, obligations, partnership interests or Partnership Units, on account of any partnership interests, Partnership Units or Stock) to any Person (other than Borrower, the REIT or a Wholly-Owned Subsidiary), or (ii) purchase, redeem or otherwise acquire for value any of its partnership interests, Partnership Units or Stock, now or hereafter outstanding, from any Person (other than Borrower, the REIT or a Wholly-Owned Subsidiary) (all of the foregoing set forth in clauses (i) and
(ii), collectively, being "distributions"), except (i) for the exchange of common Stock of the REIT for Partnership Units; and (ii) that if no Default or Event of Default exists under Sections 8.01(a), (b) or (c) as a result of a breach of Section 7.14, the REIT, Borrower and all such Subsidiaries may make distributions during any four consecutive fiscal quarter period in an amount in the aggregate which does not exceed the greater of 80% of Funds From Operations for such period or such amount as may be necessary to maintain REIT Status; provided, however, that nothing in this Section 7.07 shall prohibit any distribution of Property by any Borrower Party, or an Affiliate thereof, in the Ordinary Course of Business, pursuant to such Borrower Party's or Affiliate's Organization Documents.

                  (b) (i) Permit any Subsidiary to make a demand under any Intra-Company Debt which is payable upon demand at any time after the Maturity Date, or (ii) permit any payment with respect to Intra-Company Debt while any Event of Default is continuing.

         7.08 ERISA.

         At any time (a) engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or (b) permit any Pension Plan to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; or (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect, (c) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of Administrative Agent) liability to Borrower or any ERISA Affiliate (i.e., $1,000,000 or more), (d) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of Administrative Agent) liability to any member of the Controlled Group, (e) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of Administrative Agent) liability to Borrower or any ERISA Affiliate, (f) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of Administrative Agent) liability to any member of the Controlled Group, or (g) permit the present value of all nonforfeitable accrued benefits under any Plan

(using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of Administrative Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         7.09 CHANGE IN NATURE OF BUSINESS.

         Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof; provided, however, that the foregoing shall not restrict the Borrower's development of related lines of business which are complimentary to its existing core multifamily rental operations and such other changes as are necessary to comply with applicable laws and the Code, and enable the REIT to maintain its REIT status.

         7.10 TRANSACTIONS WITH AFFILIATES.

         Enter into any transaction with any Affiliate of Borrower (other than a Wholly-Owned Subsidiary or a Management Entity), except (a) as permitted by this Agreement, (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of Borrower, and in each case of (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's length transaction with a Person not such an Affiliate, (c) transactions between or among Borrower, the REIT and their respective Subsidiaries, (d) employment, compensation and indemnification arrangements with officers and directors of Borrower, the REIT and their respective Subsidiaries,
(e) fees payable in connection with directors' fees and services rendered to the Board of Directors of Borrower, the REIT or their respective Subsidiaries, or
(f) loans and advances to officers and directors of Borrower, the REIT and their respective Subsidiaries.

         7.11 USE OF PROCEEDS.

         Use any proceeds of any Extensions of Credit, directly or indirectly,
(a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry Margin Stock,
(c) to extend credit for the purpose of purchasing or carrying any Margin Stock,
(d) for any purpose other than those permitted by Section 6.12, or (e) in connection with the acquisition of a voting interest of five percent (5%) or more in any Person if such acquisition is opposed by the board of directors or management of such Person unless (i) Borrower has given Administrative Agent (who shall promptly notify each Lender) five Business Days' prior notice thereof and (ii) no Lender shall have, within that period, notified Administrative Agent (who shall promptly notify Borrower) not consented to the use of the proceeds of such Extension of Credit for that purpose.

         7.12 TRANSFERS OF NON-OWNED INTERESTS IN THE MANAGEMENT ENTITIES.

         Sell, transfer, encumber or hypothecate, voluntarily or involuntarily, all or any portion of the interests in the Management Entities or any rights therein that are not held directly or indirectly by Borrower without the prior written consent of the Requisite Lenders, except for transfers by executive officers resulting from the death or disability of any such executive officer or occurring after such executive officer is no longer an employee of Borrower, the REIT, or any of their Subsidiaries; provided, however, that consent shall not be required for the transfers of interests in a Management Entity solely to the extent any such transfer is required in connection with the consolidation or merger of any Management Entity into a Wholly-Owned Subsidiary of the Borrower or the REIT and such new or surviving Person provides a Guaranty to the Lenders in accordance with the requirements of Section 6.16(c).

         7.13 LIMITATIONS ON UPSTREAMING.

         Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary of Borrower to Borrower, except for such restrictions existing or by reason of (a) any restrictions existing under the Loan Documents or the Revolving Loan Documents, (b) customary provisions in leases, subleases, licenses and other contracts restricting the assignment thereof, (c) applicable law, (d) Intra-Company Debt, (e) ordinary course restrictions in joint venture agreements limiting the payment of distributions to the joint venturers (subject to Section 6.17), (f) ordinary course restrictions existing in mortgage loan documents evidencing Indebtedness permitted under Section 7.01 and consisting of, among other things, (i) provisions requiring funding and maintaining of reserves, (ii) provisions restricting transfer or assignment of the obligor's real or personal Property,
(iii) provisions limiting distributions of the obligor's net revenues and (iv) such other provisions reasonably approved by Administrative Agent, and (g) restrictions in contracts for sales or Dispositions of Property permitted hereby; provided that such restrictions relate only to the Property being disposed of.

         7.14 FINANCIAL COVENANTS.

                  (a) Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.50:1.00.

                  (b) Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.25:1.00.

                  (c) Permit the Unsecured Debt Service Coverage Ratio as of the end of any fiscal quarter to be less than 3.00:1.00.

                  (d) Permit the ratio of Total Combined Debt to Gross Asset Value to exceed 0.55:1.00 at any time; provided, however, that for purposes of this Section 7.14(d), Gross Asset Value shall be reduced by an amount equal to the excess, if any, of (x) the sum of the amounts, as on the date of determination, from clauses (ii), (vi) and (vii) set forth in the definition of "Gross Asset Value" over (y) 15% of the sum of the amounts, as on such date of determination, from clauses (i), (iii), (iv) and (v) set forth in the definition of "Gross Asset Value".

                  (e) Permit the ratio of Total Obligations to Gross Asset Value to exceed 0.68:1.00 at any time from the Closing Date through and including September 30, 2000, nor permit the ratio of Total Obligations to Gross Asset Value to exceed 0.65:1.00 at any time thereafter; provided, however, that for purposes of this Section 7.14(e), Gross Asset Value shall be reduced by an amount equal to the excess, if any, of (x) the sum of the amounts, as on the date of determination, from clauses (ii), (vi) and (vii) set forth in the definition of "Gross Asset Value" over (y) 15% of the sum of the amounts, as on such date of determination, from clauses (i), (iii), (iv) and (v) set forth in the definition of "Gross Asset Value".

                  (f) Permit the Encumbered Property Debt Coverage Ratio as of the end of any fiscal quarter to be less than 1.60:1.00.

                  (g) Permit the Consolidated Net Worth of the REIT and its Subsidiaries on a consolidated basis to be less at any time than the sum of (x) $2,242,215,000 plus (y) 85% of the Net Issuance Proceeds of all issuances of Stock or Partnership Units from and after June 30, 2000.

         7.15 CHANGE IN AUDITORS.

         Change the certified public accountants auditing the books of Borrower without the consent of Requisite Lenders, other than changes to Ernst & Young LLP, Pricewaterhouse Coopers LLP, Arthur Andersen LLP and Deloitte & Touche LLP.

         7.16 SPECIAL COVENANTS RELATING TO THE REIT.

         In the case of the REIT:

                  (a) Make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in Borrower or any Subsidiary at any time or any rights to distributions or dividends therefrom other than to Borrower or a Wholly-Owned Subsidiary;

                  (b) At any time and for any reason, fail to own, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, more than 50% of the aggregate outstanding partnership interests in Borrower;

                  (c) Fail for any reason whatsoever, whether voluntarily or involuntarily, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, to be the sole general partner of Borrower at any time;

                  (d) Use Net Issuance Proceeds for any purpose other than to make capital contributions to GP Corp and LP Corp immediately upon the receipt thereof by the REIT for immediate contribution thereof to Borrower;

                  (e) Cease to have its Common Stock listed on the NYSE, the American Stock Exchange, or the Nasdaq Stock Exchange; or

                  (f) Cease to have REIT Status or fail to comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary of the REIT to the extent required under the Code and applicable law.

         7.17 TAXATION OF BORROWER.

         In the case of Borrower, become an association taxable as a corporation and not be taxed as a partnership under the Code.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

         8.01 EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an Event of
Default:

                  (a) Borrower fails to pay any principal on any Extension of Credit as and on the date when due; or

                  (b) Borrower fails to pay any interest on any Extension of Credit, or any fees due hereunder or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date due; or

                  (c) Any default occurs in the observance or performance of any agreement contained in Sections 6.12, 6.14 or 7; or

                  (d) Omitted; or

                  (e) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified above) contained in any Loan Document on its part to be performed or observed and such failure continues for 20 days after the earlier of (i) the date upon which a Responsible Officer knew or received written notice of such failure or (ii) the date upon which written notice thereof is given to Borrower by Administrative Agent or any Lender; or

                  (f) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party or any Responsible Officer pursuant to or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

                  (g) Borrower, the Guarantors, any of their respective Subsidiaries or any Person in which they have an equity interest shall fail, after any applicable cure period:

                           (A) to make any payment when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, (and which failure is continuing) in respect of any Indebtedness of Borrower, any Guarantor or any of their respective Subsidiaries which is Recourse to the assets of any such Person or Persons and that, together with all other such Recourse Indebtedness for which the applicable Person has failed to make any such payment when due during the prior twelve (12) month period, equals or exceeds $5,000,000 in the aggregate (other than any payments with respect to Intra-Company Debt where the obligee has not commenced pursuing its remedies); or

                           (B) to make any payment when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, (and which failure is continuing) in respect of any Indebtedness (other than the Indebtedness described in Section 8.01(g)(A) above) of Borrower, any Guarantor, any of their respective Subsidiaries or any other Person in which Borrower, any Guarantor or any such Subsidiary has an equity interest (each such Person being a "Nonrecourse Debt Obligor") and that equals or exceeds (x) $25,000,000 individually or (y) together with all other such Indebtedness for which Borrower, any Guarantor or their respective Subsidiaries or any Nonrecourse Debt Obligor has failed to make any payment when due during the prior twelve (12) month period, $50,000,000 in the aggregate (in either case, other than any payments with respect to Intra-Company Debt where the obligee has not commenced pursuing its remedies); provided, however, that in determining the amount of such Indebtedness subject to this
                                    Section 8.01(g)(B), the amount of such
                                    Indebtedness shall include (I) 100% of such Indebtedness (provided that Borrower, any Guarantor or any of their respective Subsidiaries shall own a 50% or greater equity interest in the Nonrecourse Debt Obligor), and (II) the Borrower's, any Guarantor's or any of their Subsidiaries' pro rata share of such Indebtedness of a Nonrecourse Debt Obligor. For purposes of this clause (B)(II), "pro rata share" of Indebtedness of a Person means the greater of (1) the amount of such Indebtedness allocated by the Nonrecourse Debt Obligor to the Person on the books or records of the Nonrecourse Debt Obligor or (2) the Borrower's, any Guarantors' or any Subsidiaries' ownership percentage of the Nonrecourse Debt Obligor, multiplied by the outstanding amount of such Indebtedness, as of any date of determination; or

                           (C) to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation described in Sections 8.01(g)(A) or (B), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, that with respect to any Indebtedness or Guaranty Obligation encumbering or directly affecting any real Property which is owned by a Person constituting any part of the Oxford Assets, then any such failure, event or condition shall only be the basis for a default under this Section 8.01(g)(C) if, because of such failure, event or condition, the holder of the Indebtedness or Guaranty Obligation causes an acceleration of the Indebtedness prior to its stated maturity or a liquidation of the Guaranty Obligation; or

                           (D) to perform or observe any condition or covenant of the Intra-Company Loan Subordination Agreement; or

                           (E) to perform or observe any condition or covenant under any Indebtedness which is Recourse to the assets of any Management Entity within any applicable cure or grace periods; or

                  (It is being understood that, for purposes of clauses (A), (B) and (C) above, no failure by the REIT, Borrower or any Subsidiary to pay or perform any obligation with respect to an item of Intra-Company Debt shall be deemed a breach or default hereunder if such failure to pay or perform is in compliance with the Intra-Company Loan Subordination Agreement.)

                  (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Supermajority Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document to which it is a party; or

                  (i) A final judgment against any Borrower Party is entered for the payment of money (for a liability not covered by insurance) in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

                  (j) Any Borrower Party or any of its Material Entities institutes or consents to the institution of any proceeding under Debtor Relief Laws with respect to itself or its assets, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (k) (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan;
(ii) Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of Borrower or any ERISA Affiliate which is a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $5,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $5,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $5,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $5,000,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $5,000,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $5,000,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $5,000,000;
(x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $5,000,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $5,000,000; or

                  (l) [Intentionally Omitted]

                  (m) [Intentionally Omitted]

                  (n) (i) Any provision of any Guaranty shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against Borrower or other Person party thereto (except to the extent that the same results solely from an act or omission of Administrative Agent or the Lenders), or Borrower or such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any party to any Guaranty (other than the Administrative Agent or Lenders) shall fail to perform or observe any term or covenant contained in such Guaranty, and such failure shall continue uncured for a period of 20 days after the earlier of (A) the date upon which a Responsible Officer of Borrower knew or received written notice of such failure or (B) the date upon which written notice thereof is given to Borrower by Administrative Agent, or any other event or condition shall occur or exist under a Guaranty that constitutes an "Event of Default" as defined therein; or (iii) the REIT or any Guarantor Subsidiary shall fail to perform or observe (A) any term, covenant or agreement in Sections 1, 9, or 12(a) through (g), inclusive, of the guaranty in the REIT Guaranty or incorporated from Sections 6.12 and 6.14 and Article 7 of this Agreement into
Section 12(h) of such guaranty, or (B) any other term, covenant or agreement in the REIT Guaranty, and such failure shall continue unremedied for a period of 20 days after the earlier of (I) the date upon which a Responsible Officer knew or received written notice of such failure or (II) the date upon which written notice thereof is given to Borrower or the REIT (or any Subsidiary party thereto) by Administrative Agent; or the REIT Guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect; or the REIT (or any Subsidiary party thereto) shall contest in any manner the validity or enforceability thereof or deny that the REIT (or any Subsidiary party thereto) has any further liability or obligation thereunder; or

                  (o) (i) Any "Person", or a "group" of related "Persons" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act whether or not applicable), shall acquire (a) beneficial ownership of in excess of 50% of the outstanding voting Stock of the REIT or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of the REIT (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (b) all or substantially all of the Properties of Borrower or the REIT, or (ii) a majority of the Board of Directors of the REIT, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the REIT then in office; or

                  (p) Borrower, any Guarantor, or any of their respective Subsidiaries shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any license or permit material to Borrower, Guarantors and their respective Subsidiaries, taken as a whole; or

                  (q) Borrower, any Guarantor, or any of their respective Subsidiaries or any of their respective Properties shall become subject to one or more Liens for costs or damages in excess of $5,000,000, individually or in the aggregate, and in each case under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof; or

                  (r) If at any time after the incurrence of any Intra-Company Debt, Borrower, the REIT, or any Subsidiary is not the holder of such Intra-Company Debt; or if any modification or amendment with respect to the payment terms of any Intra-Company Debt is entered into without the prior written consent of the Requisite Lenders; or if, at any time after the Maturity Date, the holder of any Intra-Company Debt demands any payment whatsoever thereon; or

                  (s) Any event not otherwise described in this Section 8.01 occurs which has a Material Adverse Effect; or

                  (t) If at any time Terry S. Considine and Peter K. Kompaniez and their respective immediate family members and/or affiliated trusts fail to directly or indirectly own in the aggregate the lesser of (i) at least 2% of the aggregate ordinary voting power represented by the issued and outstanding equity of the REIT as diluted from time to time or (ii) 600,000 shares of common voting Stock thereof or Partnership Units; or

                  (u) the occurrence of an "Event of Default" under the Revolving Credit Agreement or any of the other Revolving Loan Documents.

         8.02 REMEDIES UPON EVENT OF DEFAULT.

         Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(j), Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (b) Upon the occurrence of any Event of Default described in
Section 8.01(j):

                           (i) the Commitments and all other obligations of
                  Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower; and

                           (ii) the unpaid principal of all Loans, all interest
                  accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Supermajority Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

                  (d) Except as permitted by Section 10.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of Requisite Lenders in their sole discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by Requisite Lenders in their sole discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to Administrative Agent and each Lender in the same proportions that the aggregate Obligations owed to Administrative Agent and each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to Administrative Agent and all Lenders, without priority or preference among Administrative Agent and Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

SECTION 9. ADMINISTRATIVE AGENT.

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 DELEGATION OF DUTIES.

         Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT.

         None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or Supermajority Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         9.05 NOTICE OF DEFAULT.

         Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
AGENT.

         Each Lender acknowledges that none of Administrative Agent-Related Persons or Joint Lead Arrangers has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person or any Joint Lead Arranger to any Lender as to any matter, including without limitation, whether Administrative Agent-Related Persons or any Joint Lead Arranger, as the case may be, have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person or any Joint Lead Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person or any Joint Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons or any Joint Lead Arranger.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent after the Closing Date in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.

         Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though it were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may, and at the request of the Supermajority Lenders shall, resign as Administrative Agent upon thirty (30) days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders, and, so long as no Default or Event of Default has occurred and is continuing, such successor administrative agent shall be approved by Borrower (which approval shall not be unreasonably withheld, conditioned or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty
(30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.

SECTION 10. MISCELLANEOUS.

         10.01 AMENDMENTS; CONSENTS.

         No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Administrative Agent and Requisite Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, except as otherwise expressly provided herein,

                  (a) without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective to the extent it involves a material change to any material provision of the Intercreditor Agreement or as follows:

                           (i) To amend the provisions of the definition of
                  "Requisite Lenders," "Supermajority Lenders," Section 9 or this Section 10.01; or

                           (ii) To reduce the amount of principal, principal
                  prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee ) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee; or

                           (iii) To postpone any date fixed for any payment of
                  principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender; or

                           (iv) To release (i) any Lien granted in favor of
                  Administrative Agent with respect to all or substantially all of the Pledged Collateral, or (ii) all or substantially all of the Guarantors from their obligations under the REIT Guaranty Documents, in each case other than in accordance with the terms of the Loan Documents; or

                           (v) To amend any provision of this Agreement that
                  expressly requires the consent or approval of all Lenders; and

                  (b) without the approval in writing of Administrative Agent and Supermajority Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective to amend the provisions of Sections 7.14(a),
(b), (c), (d), (e), (f), (g) hereof or Section 8.

         Notwithstanding anything in this Section 10.01 which may be construed to the contrary, the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent. Notwithstanding any other provision contained herein to the contrary, Administrative Agent may charge, for distribution to Lenders, a reasonable amendment fee for any amendments to this Agreement made pursuant to this Section 10.01 if such fee is necessary or, in the reasonable opinion of Administrative Agent, desirable to effectuate any such amendment.

         10.02 TRANSMISSION AND EFFECTIVENESS OF NOTICES AND SIGNATURES.

                  (a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth on
Schedule 10.02, may be delivered by the following modes of delivery, and shall be effective as follows:

----------------------------------------------------------------------------------------
       MODE OF DELIVERY EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
----------------------------------------------------------------------------------------
Courier                          Scheduled delivery date
----------------------------------------------------------------------------------------

Facsimile                        When transmission in legible form complete
----------------------------------------------------------------------------------------

                                 Fourth Business Day after deposit in U.S. mail first
Mail                             class postage pre-paid
----------------------------------------------------------------------------------------

Personal delivery                When received
----------------------------------------------------------------------------------------

Telephone                        When conversation completed
----------------------------------------------------------------------------------------

provided, however, that communications delivered to Administrative Agent pursuant to Section 2 shall not be effective until actually received by Administrative Agent.

                  (b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, (iii) were not preceded or followed by any other notice specified herein, or (d) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

                  (c) Effectiveness of Electronic and Facsimile Signatures. Signatures on communications may be transmitted by facsimile, electronic mail or other digital transmission only with the consent of Administrative Agent in its sole discretion in each instance. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof.

         10.03 ATTORNEY COSTS, EXPENSES AND TAXES.

         Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all Attorney Costs; provided, however, that Administrative Agent and LCPI shall not seek more than $50,000 from Borrower for reimbursement of travel and travel-related expenses through and including the Closing Date; and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including, without limitation, Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents, among other things, in connection with the matters described in clause (b) above. Any amount payable by Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

         10.04 BINDING EFFECT; ASSIGNMENT.

                  (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to (i) a Federal Reserve Bank, or (ii) in the case of any Lender that is an investment fund, to any holders of obligations (including, without limitation, investments involving repurchase obligations) owed or securities issued by such Lender, or to any trustee for, or other representative of such holders; but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank or other pledgee the rights of a Lender hereunder absent foreclosure of such pledge.

                  (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender, an Affiliate of the assigning Lender, or a Related Fund of the assigning Lender, shall require the approval of Borrower at all times other than during the existence of a Default or Event of Default and Administrative Agent (which approval of Borrower or Administrative Agent, shall not be unreasonably withheld, conditioned or delayed and if Borrower does not respond during such ten (10) Business Days after receipt of a Notice of Assignment and Acceptance, such assignment shall be deemed approved), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, and
(iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice of Assignment and Acceptance and approval thereto by Administrative Agent and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

                  (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $2,500 from such Eligible Assignee, Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule 10.02 giving effect thereto.

                  (d) Each Lender may from time to time grant participations to one or more banks or other financial institutions, or other entities, (including another Lender or to a special purpose entity in connection with issuances of collateralized loan obligations or similar securities issuances) all or any portion of its Pro Rata Share of its Commitment and Extensions of Credit; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of
Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or
(C) reduces the amount of any installment of principal owing to such participant.

         10.05 SET-OFF.

         In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.06 SHARING OF PAYMENT.

         Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

         10.07 NO WAIVER; CUMULATIVE REMEDIES.

                  (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                  (c) The terms and conditions of Section 9 are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

         10.08 USURY.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Loans outstanding or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.09 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 INTEGRATION.

         This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. There are no unwritten oral agreements between the parties hereto. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.11 NATURE OF LENDERS' OBLIGATIONS.

         The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make the initial Loan is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

         10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate on the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender, or on their behalf. Provided, however, notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Section 3 and Subsections 10.03, 10.05, 10.13, and 10.14 and the agreements of Lenders set forth in Subsections 9.03,
9.07 and 10.06 shall survive the payment of the other Obligations and the termination of this Agreement.

         10.13 INDEMNITY BY BORROWER.

         Borrower agrees to indemnify, save and hold harmless Administrative Agent-Related Persons and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees, or any holding company thereof (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action, including, without limitation, any environmental claims, actions, demands or causes of action (except a claim, demand, action, or cause of action for Taxes of Lenders) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of any Borrower Party, its Affiliates or any of their officers, directors or stockholders relating to the Commitments, the use or contemplated use of proceeds of any Loan, or the relationship of any Borrower Party and Lenders under this Agreement, including, without limitation, the granting of any pledge or security interest in the Oxford Pledged Collateral;
(b) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) above; and (c) any and all liabilities, losses, costs or expenses (including settlement costs or Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action thereto, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

         10.14 NONLIABILITY OF LENDERS.

         Borrower acknowledges and agrees that:

                  (a) Any inspections of any Property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

                  (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

                  (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and

Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

         10.15 NO THIRD PARTIES BENEFITED.

         This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.16 SEVERABILITY.

         Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.17 HEADINGS.

         Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.18 TIME OF THE ESSENCE.

         Time is of the essence of the Loan Documents.

         10.19 GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE GOVERNING STATE applicable to agreements made and to be performed entirely within such State; PROVIDED THAT ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         10.20 WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR

HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.21 EXCLUSIVE JURISDICTION.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY, ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE.

         10.22 NOTICE OF CLAIMS; CLAIMS BAR.

         BORROWER HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE TO ADMINISTRATIVE AGENT OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY LENDER, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS, OR ANY ACT OR OMISSION TO ACT BY ADMINISTRATIVE AGENT OR ANY LENDER WITH RESPECT HERETO OR THERETO, AND THAT IF BORROWER SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO ADMINISTRATIVE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, BORROWER SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY ARBITRATION OR ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

         10.23 CO-BORROWER OBLIGATIONS.

         (A) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, THE PAYMENT AND PERFORMANCE OF NHP MANAGEMENT'S OBLIGATIONS HEREUNDER AND UNDER ANY OF THE OTHER LOAN DOCUMENTS SHALL BE SUBJECT TO THE SATISFACTION OF NHP MANAGEMENT'S OBLIGATIONS UNDER THE REVOLVER LOAN AND THE REVOLVING LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT FOR SO LONG AS NO REVOLVER PAYMENT DEFAULT (AS DEFINED IN THE INTERCREDITOR AGREEMENT) OCCURS OR IS CONTINUING, NHP MANAGEMENT, AIMCO AND AIMCO/BETHESDA SHALL BE DIRECTLY, JOINTLY AND SEVERALLY LIABLE AS BORROWER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS.

         (B) Without limiting the foregoing Section 10.23(A), each of AIMCO, AIMCO/Bethesda, and NHP Management (each a "Co-Borrower") represents, warrants, covenants and agrees as follows:

                  (a) Defenses. The obligations pursuant to the Loan Documents shall not be affected by any of the following: (a) the bankruptcy, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Co-Borrower; (b) the discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances or any or all obligations pursuant to the Loan Documents in any bankruptcy, insolvency, reorganization, or other legal proceeding or by law, ordinance, regulation, or rule (federal, state, or local).

                  (b) Rights of Administrative Agent. Administrative Agent, on behalf of the Lenders, may do the following acts or omissions from time to time without notice to or consent of Co-Borrower and without receiving payment or other value, nor shall the following acts or omissions affect, delay or impair any of the obligations pursuant to the Loan Documents or any or all liens and encumbrances: (a) Administrative Agent may obtain collateral or additional collateral;
         (b) Administrative Agent may substitute for any or all collateral regardless of whether the same type or greater or lesser value; (c) Administrative Agent may release any or all collateral; (d) Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of Administrative Agent as to any or all collateral; (e) Administrative Agent may sell or otherwise dispose of any collateral in such manner or order as Administrative Agent determine in accordance with the Loan Documents; (f) Administrative Agent may fail to perfect, fail to protect the priority of, and fail to ensure any or all liens or encumbrances; (g) Administrative Agent may fail to inspect, insure, maintain, preserve or protect any or all collateral; (h) Administrative Agent may obtain additional obligors for any or all obligations pursuant to the Loan Documents; (i) Administrative Agent may increase or decrease any or all obligations or otherwise change terms of any or all obligations in accordance with the Loan Documents; (j) Administrative Agent may release any Co-Borrower; (k) Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any obligations of any Co-Borrower with the agreement of that Co-Borrower;
         (l) Administrative Agent may make advances, or grant other financial accommodations to any Co-Borrower; (m) Administrative Agent may fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all obligations; (n) Administrative Agent may amend, modify, extend, renew, restate, supplement or terminate in whole or in part the obligation of any Co-Borrower with the agreement of that Co-Borrower; (o) Administrative Agent may take or fail to take any other action with respect to any Loan Document or Co-Borrowers; and (p) Administrative Agent may do any other acts or make any other omissions that result in the extinguishment of the obligation of any Co-Borrower.

                  (c) Suretyship Waivers. Each Co-Borrower waives any and all rights and benefits under California Civil Code Sections 2787-2855, inclusive and any other statutes or rules now or hereafter in effect and any other statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses or procedures available to each Co-Borrower.

                  (d) Information. Each Co-Borrower waives any rights that require Administrative Agent, and Administrative Agent shall have no obligation to, provide to Co-Borrowers any information concerning the performance of any other Co-Borrower, the obligations pursuant to the Loan Documents, or the ability of any other Co-Borrower to perform the obligations pursuant to the Loan Documents or any other matter, regardless of what information Administrative Agent may from time to time have.

                  (e) Waivers. Each Co-Borrower waives, until payment in full of the Obligations, any and all present and future claims, remedies and rights against any other Co-Borrower, any collateral and any other property, interest in property or rights to property of any other Co-Borrower (A) arising from any performance hereunder, (B) arising from any application of any collateral, or any other property, interest in property or rights to property of any Co-Borrower, or (C) otherwise arising in respect of the Loan Documents, regardless of whether such claims, remedies and rights arise under any present or future agreement, document or instrument or are provided by any law, ordinance, regulation or rule (federal, state or local) (including, without limitation, any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and any and all rights to participate in the rights and remedies of Lenders, against any Co-Borrower).



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  AIMCO PROPERTIES, L.P.

                                  By:  AIMCO-GP, INC.,
                                  a Delaware corporation
                                  Its:  General Partner


                                  By:
                                     --------------------------------
                                           Peter K. Kompaniez
                                           President



                                  AIMCO/BETHESDA HOLDINGS, INC.,
                                  a Delaware corporation

                                  By:
                                     --------------------------------
                                           Peter K. Kompaniez
                                           President



                                  NHP MANAGEMENT COMPANY
                                  a District of Columbia corporation


                                  By:
                                     --------------------------------
                                           Patrick Foye
                                           Executive Vice President

                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:
                                     --------------------------------
                                           Robert N. Allen
                                           Vice President


                                  BANK OF AMERICA, N.A., as Lender

                                  By:
                                     --------------------------------
                                           Robert N. Allen
                                           Vice President

                                  LEHMAN COMMERCIAL PAPER, INC., as
                                  Syndication Agent and a Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  FLEET NATIONAL BANK, as Documentation
                                  Agent and a Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  THE BANK OF NOVA SCOTIA, acting through
                                  its San Francisco Agency, as Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  CALIFORNIA BANK & TRUST, a California
                                  banking corporation, as a Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  FIRST UNION NATIONAL BANK, as
                                  Documentation Agent and a Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  KEYBANK NATIONAL ASSOCIATION, as a Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  U.S. BANK NATIONAL ASSOCIATION, as a Lender

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT A

                     Form of Request for Extension of Credit

                                    EXHIBIT B

                         Form of Compliance Certificate

                                    EXHIBIT C

                           Form of Committed Loan Note

                                    EXHIBIT D

                   Form of Notice of Assignment and Acceptance

                                    EXHIBIT E

                             [Intentionally omitted]

                                    EXHIBIT F

                           Form of Opinions of Counsel




1.       Skadden Arps Opinion

2.       REIT counsel opinion

3.       Joel Bonder opinion

4.       Colorado opinion

                                    EXHIBIT G

                        Form of Borrower Pledge Agreement

                                   EXHIBIT H-1

                         Form of REIT Guaranty Document
                     (REIT and Preferred Stock Subsidiaries)

                                   EXHIBIT H-2

                         Form of REIT Guaranty Document
                       (Non-Preferred Stock Subsidiaries)

                                    EXHIBIT I

                  Form of Intra-Company Subordination Agreement

                                    EXHIBIT J

                             Intercreditor Agreement

                                 SCHEDULE 1.01A

                                    GP Loans



                                      1.01A

                                 SCHEDULE 1.01B

                                   Guarantors



                                     PART A

GUARANTORS

                                     PART B

OXFORD GUARANTORS



                                     1.01B

                                 SCHEDULE 1.01C

                               Management Entities


                                     1.01C

                                 SCHEDULE 1.01D

                       Construction/Renovation Properties




                                     1.01D

                                 SCHEDULE 1.01E

                                   Collateral




                                     PART A

Oxford Collateral

                                     PART B

Non-Oxford Collateral



                                     1.01E

                                SCHEDULE 4.01(d)

                            HUD Escrow Oxford Assets



                                     4.01(d)

                                SCHEDULE 4.01(f)

                         Oxford Pledged Collateral Liens



                                     4.01(f)

                                 SCHEDULE 5.03-A

                 Transfer Restrictions in Organization Documents




                                     5.03-A

                                 SCHEDULE 5.03-B

                Transfer Restrictions in Contractual Obligations



                                     5.03-B

                                  SCHEDULE 5.05

                                   Litigation



                                      5.05

                                  SCHEDULE 5.08

                                      Taxes


                                      5.08

                                  SCHEDULE 5.10

                                ERISA Compliance


                                      5.10

                                  SCHEDULE 5.13

                            Environmental Compliance


                                      5.13

                                  SCHEDULE 5.16

                              Organizational Chart


                                      5.16

                                SCHEDULE 7.01(d)

                         Existing Recourse Indebtedness

NEED INFORMATION FOR HUNTERS GLEN
                                    ----------------------------
                    CALHOON BEACH
                                    ----------------------------
                    GRAND FLAMINGO
                                    ----------------------------


                                     7.01(d)

                                SCHEDULE 7.01 (e)
          EXISTING SECURED INDEBTEDNESS SUBJECT TO PLEDGE RESTRICTIONS


                                     7.01(e)

                                SCHEDULE 7.01(i)

                           Other Existing Indebtedness


                                     7.01(i)

                                SCHEDULE 7.01(k)

                           Existing Bond Indebtedness


                                     7.01(k)

                                SCHEDULE 7.01(m)

         Existing Cross-Collateralized and Cross-Defaulted Indebtedness


                                     7.01(m)

                                 SCHEDULE 10.02

          Offshore and Domestic Lending Offices, Addresses for Notices


                                      10.02